EXHIBIT 2.1

AGREEMENT RELATING TO

SIMPLIFICATION OF CAPITAL STRUCTURE

BY AND AMONG

MAGELLAN MIDSTREAM PARTNERS, L.P.,

MAGELLAN GP, LLC,

MAGELLAN MIDSTREAM HOLDINGS, L.P.,

AND

MAGELLAN MIDSTREAM HOLDINGS GP, LLC

Dated as of March 3, 2009

TABLE OF CONTENTS

ARTICLE I

CERTAIN DEFINITIONS

DISCLOSURE SCHEDULES

SCHEDULE A	PARTNERS DISCLOSURE SCHEDULE

Section 5.1(b)	Capitalization

Section 5.1(c)(i)	Subsidiaries

Section 5.1(c)(ii)	Ownership of Equity Securities

Section 5.1(i)	Regulatory Approvals

Section 6.11	Benefit Plans

SCHEDULE B	HOLDINGS DISCLOSURE SCHEDULE

Section 5.1(b)	Capitalization

Section 5.1(c)(i)	Subsidiaries

Section 5.1(c)(ii)	Ownership of Equity Securities

Section 5.1(i)	Regulatory Approvals

Section 6.11	Benefit Plans

INDEX OF DEFINED TERMS

Acquisition Proposal	2
Affiliate	2
Agreement	1, 2
Available Cash	2
Business Day	2
Certificates	2, 12
Code	3
Common Unit Trust	3, 13
Compensation and Benefit Plans	3
Confidentiality Agreement	3
Contribution Agreement	3
Contributions	3, 10
Delaware LLC Act	3
Delaware LP Act	3
Disclosure Schedule	3, 42
Distribution Agent	3
Distribution Amount	4
Distribution Fund	4, 11
Distributions	4, 10
Effective Date	4, 11
Effective Time	4
ERISA	4
Excess Units	4, 13
Exchange Act	4
Expenses	4, 39
Holdings	1, 4
Holdings Change in Recommendation	4, 31
Holdings Common Units	4
Holdings Conflicts Committee	4
Holdings Deferred Phantom Units	4
Holdings Deferred Plan	4
Holdings GP	1, 4
Holdings GP Board	1, 4
Holdings GP LLC Agreement	5
Holdings LTIP	5
Holdings Meeting	5, 25
Holdings Partnership Agreement	5
Holdings Recommendation	5, 25
Holdings Rights Plan	5
Holdings Unitholder Approval	5, 32
HSR Act	5
IDR Entity Assumption Agreement	5
IDR LLC	5
IDR LLC LLC Agreement	5
IDR LP	5
IDR LP Partnership Agreement	5
IDRs	5
Indemnified Parties	5, 28
Joint Proxy Statement	5, 25
Law	5
Lazard	5, 22
Lien	6
Liquidation	6, 10
Material Adverse Effect	6
MGG GP Holdings	6
MGG GP Holdings LLC Agreement	6
New Partners Units	6, 10
NYSE	6
Outstanding	6
Partners	1, 6
Partners Change in Recommendation	7, 25
Partners Common Units	7
Partners Conflicts Committee	7
Partners Deferred Phantom Units	7
Partners Deferred Plan	7
Partners General Partner Interest	7
Partners GP	1, 7
Partners GP Board	1, 7
Partners GP LLC Agreement	7
Partners LTIP	7
Partners Meeting	7, 25
Partners Non-Public Information	7, 30
Partners Partnership Agreement	7
Partners Partnership Agreement Proposal	7
Partners Phantom Units	8
Partners Recommendation	8, 25
Partners Rights	8
Partners Rights Plan	8
Partners Unitholder Approval	8, 32
person	8
Person	8
Plan of Liquidation	8
Previously Disclosed	8
Receiving Party	8
Redistribution	8, 10
Registration Statement	8, 25

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Regulatory Authority	8
Representatives	8
Restated Partners Partnership Agreement	8
Rights	8
SEC	8
SEC Documents	9
Securities Act	9
Subsidiary	9
Takeover Law	9
Tax Returns	9, 22
Taxes	9
Termination Date	9, 36
Transformation	9, 10
Tudor Pickering	9, 22

AGREEMENT RELATING TO SIMPLIFICATION OF CAPITAL STRUCTURE

This AGREEMENT RELATING TO SIMPLIFICATION OF CAPITAL STRUCTURE, dated as of March 3, 2009 (this “Agreement”), is entered into by and among Magellan Midstream Partners, L.P., a Delaware limited partnership (“Partners”), Magellan GP, LLC, a Delaware limited liability company and the general partner of Partners (“Partners GP”), Magellan Midstream Holdings, L.P., a Delaware limited partnership (“Holdings”), and Magellan Midstream Holdings GP, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP”).

WITNESSETH:

WHEREAS, Partners desires to simplify its capital structure by, among other items, transforming the IDRs (as defined herein) into common units representing limited partner interests in Partners and acquiring the outstanding limited liability company interests in Partners GP, and Partners has requested that Holdings assist it with such capital structure simplification and intends to pay Holdings’ expenses in connection therewith; and

WHEREAS, the Conflicts Committee of the Board of Directors of Partners GP (the “Partners GP Board”) and the Conflicts Committee of the Board of Directors of Holdings GP (the “Holdings GP Board”) have determined that it is in the best interests of Partners and its unitholders, and Holdings and its unitholders, respectively, for the Partners Partnership Agreement (as defined herein) to be amended in order to, among other items, transform the IDRs and Partners General Partner Interest (as defined herein) into Partners Common Units (as defined herein); and

WHEREAS, in connection with the effectiveness of the Restated Partners Partnership Agreement (as defined herein), Partners GP intends to cause the Partners Common Units resulting therefrom to be distributed to Holdings; and

WHEREAS, in connection with such distribution to Holdings, (a) Holdings intends to (i) contribute all of the outstanding limited liability company interests in MGG GP Holdings (as defined herein) to Partners GP and (ii) contribute all of the outstanding limited liability company interests in Partners GP and certain of Holdings’ other remaining assets to Partners and, contemporaneously, (b) Partners GP shall be admitted to MGG GP Holdings as member and shall continue MGG GP Holdings and Holdings GP without dissolution and (c) Partners shall be admitted to Partners GP as member and shall continue Partners GP without dissolution; and

WHEREAS, in connection with such contributions by Holdings, Partners will assume all liabilities of Holdings; and

WHEREAS, in connection with such contributions by Holdings and assumption by Partners of Holdings’ liabilities, each of the Partners GP LLC Agreement, the Holdings GP LLC Agreement and the MGG GP Holdings LLC Agreement (as each is defined herein) will be amended to reflect, respectively, the ownership of Partners GP by Partners, the elimination of the rights of the Holdings unitholders to elect directors to the Holdings GP Board and the ownership of MGG GP Holdings by Partners GP; and

WHEREAS, following such contributions by Holdings and assumption by Partners of Holdings’ liabilities, Holdings will dissolve, wind-up and distribute to its unitholders all of the Partners Common Units distributed to Holdings by Partners GP as described in this Agreement; and

WHEREAS, the parties desire to set forth their understanding related to the matters described above and to make certain representations, warranties and agreements and prescribe certain conditions in connection therewith.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Proposal” means: any proposal, offer or inquiry (whether or not such proposal, offer or inquiry involves Partners or any of its assets or any Partners Common Units or other securities, whether or not outstanding) from or by any Person other than Partners or its Subsidiaries relating to (i) any direct or indirect acquisition of (A) more than 20% of the assets of Holdings and its Subsidiaries, taken as a whole, (B) more than 20% of the outstanding equity securities of Holdings or (C) a business or businesses that constitute more than 20% of the cash flow, net revenues, net income or assets of Holdings and its Subsidiaries, taken as a whole; (ii) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result in any Person beneficially owning more than 20% of the outstanding equity securities of Holdings; or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar matter involving Holdings, other than the matters contemplated by this Agreement.

“Affiliate” has the meaning set forth in Rule 405 of the rules and regulations of the Securities Act, unless otherwise expressly stated herein.

“Agreement” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Available Cash” shall have, as applicable, the meaning set forth in the Holdings Partnership Agreement or the Partners Partnership Agreement.

“Business Day” shall mean any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of New York.

“Certificates” shall have the meaning set forth in Section 3.3(b).

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“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Unit Trust” shall have the meaning set forth in Section 3.3(e)(ii)(C).

“Compensation and Benefit Plans” shall mean all material bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee unit ownership, unit bonus, unit purchase, restricted unit and unit option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements maintained or contributed to by a party or any of its Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, including all “employee benefit plans” as defined in ERISA Section 3(3).

“Confidentiality Agreement” shall mean a confidentiality agreement of the nature generally used in similar circumstances, as determined by Holdings in its reasonable business judgment; provided, however, that such Confidentiality Agreement shall (i) have a term of not less than two years, (ii) provide that all non-public information pertaining to Partners be protected as confidential information thereunder, subject to customary exceptions, (iii) contain a provision relating to a “standstill” with respect to Partners Common Units that is no less favorable to Partners than the form of standstill provision contained in Annex A hereto and (iv) provide that Partners is a third party beneficiary with respect to any breach thereof other than breaches relating to standstill provisions solely involving Holdings or solely involving Holdings Common Units or information relating solely to Holdings and its Subsidiaries; provided, further, that Holdings may amend or waive the terms of such Confidentiality Agreement in its discretion, except that Partners shall have the right to approve or consent to any amendment or waiver (a) of the two-year term of the Confidentiality Agreement, (b) that would have the effect of causing any non-public information pertaining to Partners not to be protected as confidential information under the Confidentiality Agreement, (c) of the provision described in (iii) above or (d) of Partners’ ability to enforce its rights as a third party beneficiary to such Confidentiality Agreement.

“Contribution Agreement” shall mean the Contribution and Assumption Agreement to be entered into by and among Partners, Partners GP, Holdings, Holdings GP and MGG GP Holdings on the Effective Date substantially in the form attached hereto as Annex B.

“Contributions” shall have the meaning set forth in Section 2.1(c).

“Delaware LLC Act” shall mean the Delaware Limited Liability Company Act, as amended.

“Delaware LP Act” shall mean the Delaware Revised Uniform Limited Partnership Act, as amended.

“Disclosure Schedule” shall have the meaning set forth in Section 9.14.

“Distribution Agent” shall mean the entity acting as the distribution agent pursuant to Article III hereof as may be selected by Holdings.

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“Distribution Amount” shall mean the number of Partners Common Units to be distributed with respect to each outstanding Holdings Common Unit in the Redistribution so that the amount to be distributed with respect to each outstanding Holdings Common Unit shall be 0.6325 Partners Common Units (together with associated Partners Rights).

“Distribution Fund” shall have the meaning set forth in Section 3.3(a).

“Distributions” shall have the meaning set forth in Section 2.1(b).

“Effective Date” shall have the meaning set forth in Section 2.3.

“Effective Time” shall mean the effective time of the Restated Partners Partnership Agreement in accordance with the terms and conditions of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Excess Units” shall have the meaning set forth in Section 3.3(e)(ii)(A).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Expenses” shall have the meaning set forth in Section 9.1(e).

“Holdings” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Holdings Change in Recommendation” shall have the meaning set forth in Section 6.14(c).

“Holdings Common Units” means Common Units, as such term is defined in the Holdings Partnership Agreement.

“Holdings Conflicts Committee” shall mean the committee of the Holdings GP Board, consisting (as of the date hereof) of Walter R. Arnheim, Robert G. Croyle and James C. Kempner.

“Holdings Deferred Phantom Units” shall mean the phantom (notional) Holdings Common Units granted pursuant to the Holdings Deferred Plan and the Holdings LTIP.

“Holdings Deferred Plan” shall mean the Holdings Director Deferred Compensation Plan effective as of January 1, 2007.

“Holdings GP” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Holdings GP Board” shall have the meaning set forth in the recitals to this Agreement.

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“Holdings GP LLC Agreement” shall mean the Fourth Amended and Restated Limited Liability Company Agreement of Holdings GP, dated as of December 1, 2008, as such agreement may be amended and/or restated from time to time after the date hereof.

“Holdings LTIP” shall mean the Holdings Long-Term Incentive Plan, effective as of February 15, 2006.

“Holdings Meeting” shall have the meaning set forth in Section 6.2(b).

“Holdings Partnership Agreement” shall mean the Fourth Amended and Restated Agreement of Limited Partnership of Holdings, dated as of February 15, 2006, as amended by Amendment No. 1 thereto, dated as of July 26, 2007, and Amendment No. 2 thereto, dated as of December 1, 2008, and as such agreement may be further amended and/or restated from time to time after the date hereof.

“Holdings Recommendation” shall have the meaning set forth in Section 6.2(b).

“Holdings Rights Plan” shall mean rights issued under the Holdings Unit Purchase Rights Agreement dated as of December 3, 2008 and such plan, respectively.

“Holdings Unitholder Approval” shall have the meaning set forth in Section 7.1.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“IDR Entity Assumption Agreement” shall mean the IDR Entity Assumption Agreement to be entered into by and among Partners, IDR LLC and IDR LP on the Effective Date, substantially in the form agreed to by the parties on the date hereof.

“IDR LLC” shall mean Magellan IDR LP, LLC, a Delaware limited liability company.

“IDR LLC LLC Agreement” shall mean the Limited Liability Company Agreement of IDR LLC, dated as of December 12, 2005.

“IDR LP” shall mean Magellan IDR, L.P., a Delaware limited partnership.

“IDR LP Partnership Agreement” shall mean the Agreement of Limited Partnership of IDR LP, dated as of December 12, 2005.

“IDRs” means Incentive Distribution Rights, as such term is defined in the Partners Partnership Agreement.

“Indemnified Parties” shall have the meaning set forth in Section 6.10(a).

“Joint Proxy Statement” shall have the meaning set forth in Section 6.3(a).

“Law” shall mean any law, rule or regulation.

“Lazard” shall have the meaning set forth in Section 5.1(g).

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“Lien” shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Liquidation” shall have the meaning set forth in Section 2.1(e).

“Material Adverse Effect” shall mean, with respect to either Partners or Holdings, any effect that (i) is or could reasonably be expected to be material and adverse to the financial position, results of operations, business or assets of Holdings and its Subsidiaries or Partners and its Subsidiaries, respectively, taken as a whole, or (ii) materially impairs or could reasonably be expected to materially impair the ability of Partners or Holdings, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the effectiveness of the Restated Partners Partnership Agreement or the consummation of the Transformation, the Distributions, the Contributions or the Liquidation, including the Redistribution; provided, however, that Material Adverse Effect shall not be deemed to include any of the following or the impact thereof (a) circumstances affecting petroleum product and ammonia transportation, terminalling, storage and distribution companies generally, or in any region in which Partners operates, (b) the petroleum product and ammonia transportation, terminalling, storage and distribution industry generally (including the price of petroleum and ammonia products and the costs associated with the production, transportation, storage and distribution thereof), or in any region in which Partners operates, (c) any general market, economic, financial or political conditions, or outbreak or hostilities or war, in the United States or elsewhere, (d) changes in Law, (e) earthquakes, hurricanes, floods, or other natural disasters, (f) any failure of Holdings or Partners to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period, (g) changes in the market price or trading volume of Holdings Common Units or Partners Common Units or (h) the announcement or pendency of this Agreement or the matters contemplated thereby or the compliance by either party with the provisions of this Agreement, to the extent that, in the case of clauses (a), (b), (c), (d) or (e) the impact on Holdings or Partners is not disproportionately adverse as compared to others in the industry.

“MGG GP Holdings” shall mean MGG GP Holdings, LLC, a Delaware limited liability company.

“MGG GP Holdings LLC Agreement” shall mean the Limited Liability Company Agreement of MGG GP Holdings, dated as of December 1, 2008, as such agreement may be amended and/or restated from time to time after the date hereof.

“New Partners Units” shall have the meaning set forth in Section 2.1(b).

“NYSE” shall mean the New York Stock Exchange.

“Outstanding” shall, when used with respect to Partners, have the meaning set forth in the Partners Partnership Agreement and, when used with respect to Holdings, have the meaning set forth in the Holdings Partnership Agreement.

“Partners” shall have the meaning set forth in the introductory paragraph to this Agreement.

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“Partners Change in Recommendation” shall have the meaning set forth in Section 6.2(a).

“Partners Common Units” shall mean Common Units, as such term is defined in the Partners Partnership Agreement.

“Partners Conflicts Committee” shall mean the committee of the Partners GP Board, consisting (as of the date hereof) of James R. Montague and George A. O’Brien, Jr. (and having the vacancy with respect to the position formerly held by John DesBarres).

“Partners Deferred Phantom Units” shall mean the phantom (notional) Partners Common Units granted pursuant to the Partners Deferred Plan and the Partners LTIP.

“Partners Deferred Plan” shall mean the Partners Director Deferred Compensation Plan effective as of October 1, 2006.

“Partners General Partner Interest” shall mean the general partner interest in Partners having the rights and obligations specified with respect to the General Partner Interest in the Partners Partnership Agreement.

“Partners GP” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Partners GP Board” shall have the meaning set forth in the recitals to this Agreement.

“Partners GP LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of Partners GP, dated as of October 20, 2005, as amended by Amendment No. 1 thereto, dated as of July 31, 2007, and Amendment No. 2 thereto, effective as of December 3, 2008, and as such agreement may be further amended and/or restated from time to time after the date hereof.

“Partners LTIP” shall mean the Seventh Amended and Restated Partners Long-Term Incentive Plan, dated October 26, 2006.

“Partners Meeting” shall have the meaning set forth in Section 6.2(a).

“Partners Non-Public Information” shall have the meaning set forth in Section 6.14(b).

“Partners Partnership Agreement” shall mean the Fourth Amended and Restated Agreement of Limited Partnership of Partners dated as of April 13, 2005, as amended by Amendment No. 1 thereto, effective as of February 15, 2006, Amendment No. 2 thereto, effective as of February 15, 2006, Amendment No. 3 thereto, dated as of July 27, 2007, and Amendment No. 4 thereto, effective as of January 1, 2007, and as such agreement may be further amended and/or restated from time to time after the date hereof.

“Partners Partnership Agreement Proposal” shall mean the proposal to be submitted to a vote of the holders of Holdings Common Units to direct Holdings, as the sole member of Partners GP to (i) approve the Restated Partners Partnership Agreement and all other matters under this Agreement that, pursuant to the Partners GP LLC Agreement, require the approval of Holdings, and (ii) direct Partners GP to implement the matters described in clause (i) of this definition.

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“Partners Phantom Units” shall mean the phantom (notional) Partners Common Units granted under the Partners LTIP.

“Partners Recommendation” shall have the meaning set forth in Section 6.2(a).

“Partners Rights” and “Partners Rights Plan” shall mean rights issued under the Partners Unit Purchase Rights Agreement dated as of December 4, 2008 and such plan, respectively.

“Partners Unitholder Approval” shall have the meaning set forth in Section 7.1.

“Person” or “person” shall mean any individual, bank, corporation, partnership (general or limited), limited liability company, association, joint-stock company, business trust, unincorporated organization, statutory trust, common law trust, or other entity.

“Plan of Liquidation” shall mean the Plan of Liquidation to be adopted by Holdings upon the Effective Time substantially in the form attached hereto as Annex C.

“Previously Disclosed” by a party shall mean information set forth in its Disclosure Schedule.

“Receiving Party” shall have the meaning set forth in Section 6.14(a).

“Redistribution” shall have the meaning set forth in Section 2.1(e).

“Registration Statement” shall have the meaning set forth in Section 6.3(a).

“Regulatory Authority” shall mean any federal or state governmental agency or court or authority or body.

“Representatives” shall mean with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Restated Partners Partnership Agreement” shall mean the Fifth Amended and Restated Agreement of Limited Partnership of Partners substantially in the form attached hereto as Annex D.

“Rights” shall mean, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, equity securities of such person.

“SEC” shall mean the Securities and Exchange Commission.

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“SEC Documents” shall mean with respect to a party to this Agreement, such party’s annual report on Form 10-K for the year ended December 31, 2008, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2005, in the case of Partners, or February 9, 2006, in the case of Holdings, under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X under the Securities Act, except, in the case of Holdings, Partners GP and its Subsidiaries shall not be deemed to be Subsidiaries of Holdings (unless otherwise specifically provided in this Agreement). For the sake of clarity, Holdings GP shall be deemed a Subsidiary of Holdings, and Partners shall be deemed a Subsidiary of Partners GP.

“Takeover Law” means any “fair price,” “moratorium,” “control unit acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under state or federal Law.

“Taxes” shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether disputed or not.

“Tax Returns” shall have the meaning set forth in Section 5.1(h)(i).

“Termination Date” shall have the meaning set forth in Section 8.1(b)(i).

“Transformation” shall have the meaning set forth in Section 2.1(a).

“Tudor Pickering” shall have the meaning set forth in Section 5.1(g).

ARTICLE II

RESTATED PARTNERS PARTNERSHIP AGREEMENT; DISTRIBUTIONS;

CONTRIBUTIONS; LIQUIDATION

Section 2.1 Transformation and Related Matters; Contributions; Liquidation.

(a) Restated Partners Partnership Agreement; Transformation. Subject to the terms and conditions of this Agreement and the Partners Partnership Agreement, at the Effective Time, the Restated Partners Partnership Agreement will be adopted and become effective. Pursuant to the Restated Partners Partnership Agreement, among other items, (i) the Partners General Partner Interest will

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be transformed into a non-economic general partner interest in Partners held by Partners GP in its capacity as general partner of Partners and 1,354,278 Partners Common Units and (ii) the IDRs held by IDR LP, representing 100% of the IDRs, will be transformed into an aggregate number (as calculated below) of Partners Common Units (such transformation, together with the transformation described in clause (i) above and together with the associated Partners Rights shall be referred to herein as the “Transformation”). The number of Partners Common Units into which the IDRs held by IDR LP will be transformed shall be an amount equal to (A) the total number of outstanding Holdings Common Units multiplied by 0.6325 less (B) 1,354,278.

(b) Distributions. Immediately following the Transformation, Partners GP will take the following actions in the following order: (i) pursuant to the IDR Entity Assumption Agreement, cause Partners to assume all liabilities of IDR LP and IDR LLC, (ii) cause IDR LP to distribute all of its Partners Common Units to Partners GP and IDR LLC in proportion with their percentage interests in IDR LP, (iii) cause IDR LLC to distribute all of its Partners Common Units to Partners GP and (iv) distribute all of its Partners Common Units, including the Partners Common Units received upon the transformation of the Partners General Partner Interest (such Partners Common Units described in this clause (iv), together with the Partners Rights associated with such Partners Common Units, shall be referred to herein as the “New Partners Units”), to Holdings (collectively, the “Distributions”).

(c) Contributions. Immediately following the Distributions and pursuant to the Contribution Agreement, (i) Holdings will (A) contribute 100% of the limited liability company interests in MGG GP Holdings (which owns 100% of the limited liability company interest in Holdings GP) to Partners GP (B) contribute 100% of the limited liability company interests in Partners GP to Partners and (C) contribute any and all cash and other remaining assets held by Holdings (other than the New Partners Units) to Partners and (ii) Partners will assume all liabilities of Holdings (collectively, the “Contributions”).

(d) Issuance of Partners Common Units to Employees. On the day following the Contributions, Partners will issue no less than 10,000 Partners Common Units to certain key employees of Holdings GP and/or Partners GP. This Section 2.1(d) shall in no way limit Partners from issuing an amount of Partners Common Units that is greater than 10,000, and the number of Partners Common Units to be issued may vary between each individual employee as determined at the sole discretion of the Partners GP Board. Such Partners Common Units shall be issued pursuant to and governed by the terms and conditions of the Partners LTIP.

(e) Liquidation. Two days following the Contributions, Holdings will dissolve and wind-up in accordance with the Holdings Partnership Agreement and the Plan of Liquidation (collectively, the “Liquidation”). As part of the Liquidation and in accordance with Section 12.4 of the Holdings Partnership Agreement, Holdings will make a distribution to all of its partners of the New Partners Units in accordance with the Holdings Partnership Agreement, the Plan of Liquidation and the procedures set forth in Article III below (the “Redistribution”).

Section 2.2 Anti-Dilution Provisions. In the event of any subdivisions, reclassifications, reorganizations, recapitalizations, splits, combinations or distributions in the form of equity interests with respect to the Partners Common Units or the Holdings Common

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Units (it being understood that any such subdivisions, reclassifications, reorganizations, recapitalizations, splits, combinations or distributions shall be made only as permitted pursuant to Section 4.3), the number of New Partners Units into which the IDRs and Partners General Partner Interest will be transformed will be correspondingly adjusted.

Section 2.3 Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII in accordance with the terms of this Agreement, the Effective Time shall occur on (a) the third Business Day after the day on which the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement or (b) such other date to which the parties may agree in writing. The date on which the Effective Time occurs is referred to as the “Effective Date.”

ARTICLE III

THE REDISTRIBUTION; REDISTRIBUTION PROCEDURES

Section 3.1 Redistribution. Two days following the Contributions, in connection with the Liquidation, Holdings will cause the New Partners Units to be distributed to the holders of Holdings Common Units in accordance with the Holdings Partnership Agreement, the Plan of Liquidation and the procedures set forth in this Article III.

Section 3.2 Rights as Unitholders. Upon the filing of a Certificate of Cancellation of Holdings’ Certificate of Limited Partnership with the Secretary of State of the State of Delaware, which shall be filed after the dissolution of Holdings in accordance with Section 2.1(e) and upon the completion by Holdings of the steps to be taken by it as provided by Section 3.3, holders of Holdings Common Units prior to the effectiveness of such filing shall cease to be, and shall have no rights as, holders of Holdings Common Units, other than to receive the New Partners Units and other rights and interests as provided under this Article III. Upon the dissolution of Holdings, each holder of Holdings Common Units shall have the right to receive the New Partners Units in accordance with the Holdings Partnership Agreement and this Article III.

Section 3.3 Redistribution Procedures.

(a) Distribution Agent. As promptly as possible after the Contributions, Holdings shall deposit or shall cause to be deposited with the Distribution Agent all of the New Partners Units received by it pursuant to Section 2.1(b). From time to time, as necessary, Partners shall deposit with the Distribution Agent any distributions to which the former holders of Holdings Common Units are entitled pursuant to Section 3.3(c) (such distributions, together with the New Partners Units deposited with the Distribution Agent and any cash received by the Distribution Agent pursuant to Section 3.3(e), the “Distribution Fund”). The Distribution Agent shall, pursuant to irrevocable instructions, deliver the Distribution Amount (adjusted to take into account any cash distributable in lieu of fractional units pursuant to Section 3.3(e) and also including any distributions to which the former holders of Holdings Common Units are entitled pursuant to Section 3.3(c)) out of the Distribution Fund. The Distribution Fund shall not be used for any other purpose.

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(b) Procedures. As promptly as possible after the dissolution of Holdings in accordance with Section 2.1(e), Holdings shall instruct the Distribution Agent to mail to each record holder of Holdings Common Units, (i) a letter of transmittal (which shall specify that (A) delivery shall be effected, and risk of loss and title to any certificates representing Holdings Common Units (“Certificates”) shall pass, only upon proper delivery of such Certificates to the Distribution Agent and (B) in the case of uncertificated Holdings Common Units and Holdings Common Units represented by Certificates, delivery shall be effected, only upon proper delivery to the Distribution Agent of such instruments as are necessary to transfer the New Partners Units in accordance with the Restated Partners Partnership Agreement (including a Transfer Application (as defined in the Restated Partners Partnership Agreement), and shall be in customary form and agreed to by Partners and Holdings prior to the Effective Time)) and (ii) instructions for use in effecting the surrender of the Certificates or uncertificated Holdings Common Units in exchange for the Distribution Amount (including any cash distributable in lieu of fractional units pursuant to Section 3.3(e)) distributable in respect of the Holdings Common Units represented by such Certificates or any uncertificated Holdings Common Units. Promptly after the dissolution of Holdings (and upon surrender of Certificates for cancellation to the Distribution Agent, if any, together with such letters of transmittal, properly completed and duly executed, and such other documents (including any documents relating to the surrender of any uncertificated Holdings Common Units and the transfer of New Partners Units) as may be required pursuant to such instructions and the Restated Partners Partnership Agreement), the holders of Holdings Common Units shall be entitled to receive (A) New Partners Units representing, in the aggregate, the whole number of New Partners Units that such holder has the right to receive pursuant to the Holdings Partnership Agreement, the Plan of Liquidation and this Article III (after taking into account all Holdings Common Units then held by such holder) and (B) a check in the amount equal to the amount of cash distributable in lieu of any fractional Partners Common Units pursuant to Section 3.3(e) and the amount of cash for payment of any distributions in accordance with Section 3.3(c). No interest shall be paid or accrued on any Distribution Amount (including any cash amount payable in lieu of fractional Partners Common Units pursuant to Section 3.3(e)) or on any amounts payable pursuant to Section 3.3(c). In the event of a transfer of ownership of Holdings Common Units that is not registered in the transfer records of Holdings, the Distribution Amount to be distributed in respect of such Holdings Common Units may be paid to a transferee, in the case of certificated Holdings Common Units, if any, if the Certificate representing such Holdings Common Units is presented to the Distribution Agent, and in the case of both certificated and uncertificated Holdings Common Units, all documents required to evidence and effect such transfer are delivered to the Distribution Agent and the Person requesting such exchange shall pay to the Distribution Agent in advance any transfer or other Taxes required by reason of the delivery of the Distribution Amount in any name other than that of the registered holder of such Holdings Common Units, or shall establish to the satisfaction of the Distribution Agent that such Taxes have been paid or are not payable.

(c) Distributions with Respect to Unexchanged Holdings Common Units. No distributions declared or made with respect to Partners Common Units with a record date after the dissolution of Holdings in accordance with Section 2.1(e) shall be paid to the holder of any Holdings Common Units with respect to the New Partners Units that such holder would be entitled to receive in accordance herewith, including without limitation cash payments in lieu of fractional Partners Common Units, until such holder shall surrender such Certificate or otherwise comply with the requirements of this Section 3.3. Subject to applicable Law, following

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compliance with the requirements of Section 3.3(b), the Distribution Agent will (i) promptly deliver to the holder the amount of distributions previously made by Partners with a record date after the dissolution of Holdings in accordance with Section 2.1(e) deposited by Partners with the Distribution Agent with respect to the holder’s New Partners Units and (ii) pay such holder the appropriate amount of distributions with a record date after the dissolution of Holdings in accordance with Section 2.1(e) but prior to the transfer of New Partners Units to such holder pursuant to Section 3.3(b) and with a payment date subsequent to such transfer.

(d) No Further Rights in Holdings Common Units. The Distribution Amount and any cash distributed in accordance with the terms of Section 3.3(c) and Section 3.3(e), shall be deemed to have been made in full satisfaction of all rights pertaining to any Holdings Common Units.

(e) Fractional Partners Common Units.

(i) No certificates or scrip representing fractional Partners Common Units or book entry credit of the same shall be distributed pursuant to this Article III, no distribution of Partners shall relate to such fractional unit interests, and such fractional unit interests will not entitle the owner to any rights of any holder of Partners Common Units.

(ii) In lieu of distributing any fractional Partners Common Units, the Distribution Agent will follow the procedures set forth below:

(A) The Distribution Agent shall determine the excess of (x) the aggregate number of New Partners Units that would be distributed to holders of the Holdings Common Units pursuant to this Article III if no effect were given to Section 3.3(e)(i) over (y) the aggregate number of whole New Partners Units to be distributed to holders of the Holdings Common Units pursuant to this Article III, taking into account the effect of Section 3.3(e)(i) (such excess, the “Excess Units”).

(B) As soon as practicable after the Effective Time, the Distribution Agent shall sell the Excess Units at then-prevailing prices on the NYSE, in the manner set forth below.

(C) The sale of the Excess Units by the Distribution Agent shall be executed on the NYSE and shall be executed in round lots to the extent practicable. Using the proceeds of such sale, the Distribution Agent shall pay all commissions, transfer taxes and other out-of-pocket costs, including the expenses of the Distribution Agent, incurred in connection with such sale of the Excess Units. Until the proceeds of such sale or sales have been distributed to the holders of Holdings Common Units (or paid to Partners pursuant to Section 3.3(f)), the Distribution Agent shall hold such proceeds in trust for holders of the Holdings Common Units (the “Common Unit Trust”). The Distribution Agent shall determine the portion of the Common Unit Trust to which each holder of Holdings Common Units shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Unit Trust by a fraction, the numerator of which is the amount of the fractional interest in the New

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Partners Units to which such holder of Holdings Common Units is entitled and the denominator of which is the aggregate amount of fractional interests in the New Partners Units to which all holders of Holdings Common Units are entitled. Holdings and the Distribution Agent shall comply with the provisions of Rule 236(c) under the Securities Act.

(D) Subject to Section 3.3(b), as soon as practicable after the determination of the amount of cash, if any, to be distributed to holders of Holdings Common Units in lieu of any fractional Partners Common Units, the Distribution Agent shall make available such amounts, without interest, to such holders of Holdings Common Units.

(f) Termination of Distribution Fund with Respect to Redistribution. Any (i) New Partners Units, (ii) cash in lieu of fractional Partners Common Units distributable pursuant to Section 3.3(e) or (iii) cash for payment of any distributions in accordance with Section 3.3(c) that remain undistributed to the holders of Holdings Common Units after 180 days following the Effective Time shall be delivered upon demand to Partners and, from and after such delivery, any former holders of Holdings Common Units who have not theretofore complied with this Article III shall thereafter look only to Partners for the Distribution Amount distributable in respect of such Holdings Common Units and any payments to which they are entitled under Section 3.3(c) and Section 3.3(e), in each case, without any interest thereon. Any amounts remaining unclaimed by holders of Holdings Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity shall, to the extent permitted by applicable law, become the property of Partners, free and clear of any Liens, claims or interest of any Person previously entitled thereto.

(g) No Liability. Neither Partners nor Partners GP shall be liable to any holder of Holdings Common Units for any Partners Common Units or payments (including cash distributable in lieu of fractional Partners Common Units payable under Section 3.3(e) and payments of any distributions in accordance with Section 3.3(c)) properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or otherwise wrongfully taken or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or otherwise wrongfully taken or destroyed and, if required by Holdings or Partners, the posting by such Person of a bond, in such reasonable amount as Holdings or Partners may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Distribution Agent shall pay in exchange for such lost, stolen or otherwise wrongfully taken or destroyed Certificate, the Distribution Amount distributable in respect of the Holdings Common Units represented by such Certificate, and any payments to which such Person is entitled under Section 3.3(c) and Section 3.3(e).

(i) Withholding. The Distribution Agent shall be entitled to deduct and withhold from the Distribution Amount otherwise distributable pursuant to this Agreement to any holder of Holdings Common Units such amounts as the Distribution Agent is required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Holdings Common Units in respect of whom such deduction and withholding was made by the Distribution Agent.

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(j) Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge, represent, warrant and agree that (i) this Agreement and the matters contemplated hereby will not result in any holder of a Holdings Common Unit failing to receive uninterrupted and full quarterly cash distributions (either as a holder of such Holdings Common Unit or, upon its becoming a holder of New Partners Units, as a holder or a beneficial holder of a New Partners Unit) but not more than full quarterly cash distributions except to the extent of any distributions (x) with respect to any fractional units (which will be paid in cash pursuant to Section 3.3(e)) and (y) constituting unclaimed amounts transferred to Partners pursuant to Section 3.3(f), and (ii) the parties will cooperate to ensure that this Agreement and the matters contemplated hereby will be structured and sequenced to ensure that Partners will not become the direct or indirect beneficiary of any such distributions to which holders of Holdings Common Units are otherwise entitled.

(k) Book Entry of New Partners Units and Admission of Holders of New Partners Units as Additional Limited Partners of Partners. All New Partners Units shall be issued in book entry form, without physical certificates. Upon the transfer of the New Partners Units to the holders of Holdings Common Units in accordance with this Section 3.3 and the compliance by such holders with the requirements of Section 10.1 of the Restated Partners Partnership Agreement, Partners GP shall consent to the admission of such holders as limited partners of Partners and reflect such admission on the books and records of Partners.

Section 3.4 Deferred Equity Awards. Notwithstanding the procedures set forth in Section 3.3, in connection with the Liquidation, each then-outstanding Holdings Deferred Phantom Unit, whether vested or unvested, shall be (a) assumed by Partners in accordance with the terms and conditions of the Holdings Deferred Plan and any phantom unit agreement, as applicable, together with any amendments thereto, by which it is evidenced immediately prior to the time of the Liquidation, except that from and after the time of the Liquidation, the Partners GP Board shall be substituted for Holdings GP Board in connection with the administration of any such Holdings Deferred Phantom Unit, and (b) converted into Partners Deferred Phantom Units in accordance with the Distribution Amount, to be administered pursuant to the Partners Deferred Plan. If the foregoing results in the conversion of a Holdings Deferred Phantom Unit into an award of a Partners Deferred Phantom Unit that includes a fractional Partners Deferred Phantom Unit, then, upon the lapse of applicable forfeiture and/or deferral restrictions with respect to any such Partners Deferred Phantom Unit, all such fractional units with respect to which such restrictions have lapsed at such time shall be aggregated, and to the extent that a fractional Partners Deferred Phantom Unit remains, the holder thereof shall receive a cash payment for any such remaining fractional unit based upon the fair market value (as defined in the Partners Deferred Plan) of the Partners Common Units on the Business Day immediately preceding the date such forfeiture and/or deferral restrictions lapsed. As soon as reasonably practicable following the time of the Liquidation, Partners shall deliver to each holder of an assumed and converted Holdings Deferred Phantom Unit an appropriate notice setting forth such holder’s rights as a holder of a Partners Deferred Phantom Unit.

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ARTICLE IV

ACTIONS PENDING CLOSING

From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, (a) without the prior written consent of the Partners Conflicts Committee (which consent shall not be unreasonably withheld, delayed or conditioned), Holdings and Holdings GP will not, and will cause each of their Subsidiaries not to, and (b) without the prior written consent of the Holdings Conflicts Committee (which consent shall not be unreasonably withheld, delayed or conditioned), Partners and Partners GP will not, and will cause each of their Subsidiaries not to:

Section 4.1 Ordinary Course. Conduct its business other than in the ordinary and usual course or, to the extent consistent therewith, fail to use commercially reasonable best efforts to preserve intact its business organizations, goodwill and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would (a) adversely affect the ability of any party to obtain any approvals required under the HSR Act for the matters contemplated hereby or (b) have a Material Adverse Effect, with respect to such party and its Subsidiaries.

Section 4.2 Equity. In the case of Holdings and its Subsidiaries, other than pursuant to the exercise of options Previously Disclosed in its Disclosure Schedule, (a) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity, appreciation rights or any Rights, (b) enter into any agreement with respect to the foregoing or (c) permit any additional equity to become subject to new grants of employee options, appreciation rights or similar limited partner interest-based employee rights (other than awards to newly hired employees consistent with past practice). In the case of Partners, Partners will not, and Partners will cause its Subsidiaries not to take any action described in clauses (a), (b) or (c) above which would materially adversely affect its or Holdings’ ability to consummate the matters contemplated by this Agreement.

Section 4.3 Distributions.

(a) Make, declare or pay any dividend or distribution (except regular quarterly cash distributions of Available Cash on the Holdings Common Units, the Partners Common Units, the IDRs, the Partners General Partner Interest, or any other equity securities, in each case in amounts no greater than the distributions by Partners or Holdings, as applicable, declared with respect to the fourth quarter of 2008); provided, that any such distributions declared or made by Holdings shall have the same declaration, record and distribution dates as any such distributions declared or made by Partners;

(b) split, combine or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests; or

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(c) repurchase, redeem or otherwise acquire any of its limited partner interests, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing Compensation and Benefit Plan.

Section 4.4 Compensation; Employment Agreements. Enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (a) normal individual increases in compensation to employees (other than officers and directors) in the ordinary course of business consistent with past practice, (b) other changes as are provided for herein or as may be required by Law or to satisfy contractual obligations existing as of the date hereof, (c) additional grants of awards to newly hired employees or (d) the grant of up to 285,000 additional Partners Phantom Units.

Section 4.5 Benefit Plans. Enter into or amend (except (a) as may be required by applicable Law, (b) to satisfy contractual obligations existing as of the date hereof, or (c) in the ordinary course of business consistent with past practice which amendments, either individually or in the aggregate, would not reasonably be expected to result in a material liability) any pension, retirement, unit option, unit purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its present or former directors, officers or other employees, including, without limitation, taking any action that accelerates the vesting or exercise of any benefits payable thereunder (other than in connection with the termination of employees in the ordinary course of business).

Section 4.6 Acquisitions and Dispositions. In the case of Holdings and its Subsidiaries, sell, lease, dispose of or discontinue any portion of its assets, business or properties, which is material to them taken as a whole, or acquire, by merger or otherwise, or lease (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) any assets or all or any portion of, the business or property of any other entity which, in either case, is material to them taken as a whole, or would materially adversely affect the ability of the parties to consummate the matters contemplated by this Agreement or to delay materially the Effective Time. In the case of Partners, Partners will not, and Partners will cause its Subsidiaries not to, merge, consolidate or enter into any business combination transaction with any Person or make any acquisition or take any other action which would materially adversely affect its or Holdings’ ability to consummate the matters contemplated by this Agreement.

Section 4.7 Amendments. In the case of Holdings GP and Holdings, amend the Partners GP LLC Agreement, the Holdings Partnership Agreement or the Holdings GP LLC Agreement other than in accordance with this Agreement.

Section 4.8 Accounting Methods. Implement or adopt any material change in accounting principles, practices or methods, other than as may be required by Law or generally accepted accounting principles.

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Section 4.9 Insurance. Fail to use commercially reasonable best efforts to maintain with financially responsible insurance companies, insurance in such amounts and against such risks and losses as has been customarily maintained by it in the past.

Section 4.10 Taxes.

(a) Make or rescind any material express or deemed election relating to Taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election unless it is reasonably expected that such action will not materially and adversely affect it;

(b) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not materially and adversely affect it; or

(c) change in any material respect any of its methods of reporting income, or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable Law or except for such changes that are reasonably expected not to materially adversely affect it.

Section 4.11 Debt, Capital Expenditures and the Like. In the case of Holdings and its Subsidiaries: (a) incur any indebtedness for borrowed money (except for working capital under existing credit facilities or replacements thereof) or guarantee any such indebtedness of others, (b) enter into any material lease (whether operating or capital), (c) create any Lien on its property or the property of its Subsidiaries in connection with any pre-existing indebtedness, new indebtedness or lease (other than as permitted by clause (a) of this Section 4.11), or (d) make or commit to make any capital expenditures. In the case of Partners, Partners will not, and Partners will cause its Subsidiaries not to take any action described in clauses (a), (b), (c) or (d) above which would materially adversely affect its or Holdings’ ability to consummate the matters contemplated by this Agreement.

Section 4.12 No Dissolution. Except pursuant to this Agreement or the Plan of Liquidation, authorize, recommend, propose or announce an intention to dissolve or liquidate or adopt a plan of complete or partial dissolution or liquidation.

Section 4.13 Adverse Actions. Except as permitted by Sections 5.1(j), 5.1(k) and 6.14, knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time prior to the Effective Time, (b) any of the conditions set forth in Article VII not being satisfied, (c) any material delay or prevention of the consummation of the matters contemplated by this Agreement or (d) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law.

Section 4.14 Agreements. Agree or commit to do anything prohibited by Sections 4.1 through 4.13.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of the Parties. Except as set forth in the Disclosure Schedules or in any SEC Documents filed during the period from December 31, 2008 through the date of this Agreement, Partners hereby represents and warrants (and to the extent necessary with respect to any representation by Partners herein, Partners GP also represents and warrants) to Holdings, and Holdings hereby represents and warrants (and to the extent necessary with respect to any representation by Holdings herein, Holdings GP also represents and warrants) to Partners, to the extent applicable, in each case with respect to itself and its Subsidiaries, as follows:

(a) Organization, Standing and Authority. Such party is a limited partnership or limited liability company, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Such party (i) is duly qualified to do business and is in good standing in the states of the United States where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (ii) has in effect all federal, state, local, and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

(b) Capitalization.

(i) In the case of Partners:

(A) As of the date hereof, Partners GP owns a 100% limited liability company interest in IDR LLC. Such limited liability company interest has been duly authorized and validly issued in accordance with the IDR LLC LLC Agreement and is fully paid (to the extent required under the IDR LLC LLC Agreement) and nonassessable (except to the extent such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act).

(B) As of the date hereof, IDR LLC owns a 99.999% limited partner interest in IDR LP. Such limited partner interest has been duly authorized and validly issued in accordance with the IDR LP Partnership Agreement and is fully paid (to the extent required under the IDR LP Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). As of the date hereof, Partners GP owns a 0.001% general partner interest in IDR LP, and such general partner interest has been duly authorized and validly issued in accordance with the IDR LP Partnership Agreement.

(C) As of the date hereof, there are 66,953,879 Partners Common Units issued and outstanding, and all of the Partners Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partners Partnership Agreement and are fully paid (to the extent required under the Partners Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP

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Act). As of the date hereof, Partners GP owns a 1.9826% general partner interest in Partners, and such general partner interest has been duly authorized and validly issued in accordance with the Partners Partnership Agreement. As of the date hereof, IDR LP owns all of the IDRs, and such IDRs have been duly authorized and validly issued in accordance with the Partners Partnership Agreement. The New Partners Units will be duly authorized and validly issued in accordance with the Partners Partnership Agreement and will be fully paid (to the extent required under the Partners Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(D) As of the date hereof, except as Previously Disclosed in Section 5.1(b) of its Disclosure Schedule, there are no issued or outstanding Rights with respect to any equity securities of Partners, and Partners does not have any commitment to authorize, issue or sell any equity securities or Rights. As of the date hereof, the number of Partners Common Units which are issuable upon vesting of Partners Phantom Units are Previously Disclosed in Section 5.1(b) of its Disclosure Schedule. As of the date hereof, except as described in this Section 5.1(b), there are no other partnership interests of Partners that are issued or outstanding.

(ii) In the case of Holdings:

(A) As of the date hereof, Holdings owns a 100% limited liability company interest in MGG GP Holdings. Such limited liability company interest has been duly authorized and validly issued in accordance with the MGG GP Holdings LLC Agreement and is fully paid (to the extent required under the MGG GP Holdings LLC Agreement) and nonassessable (except to the extent such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(B) As of the date hereof, MGG GP Holdings owns a 100% limited liability company interest in Holdings GP. Such limited liability company interest has been duly authorized and validly issued in accordance with the Holdings GP LLC Agreement and is fully paid (to the extent required under the Holdings GP LLC Agreement) and nonassessable (except to the extent such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(C) As of the date hereof, Holdings owns a 100% limited liability company interest in Partners GP. Such limited liability company interest has been duly authorized and validly issued in accordance with the Partners GP LLC Agreement and is fully paid (to the extent required under the Partners GP LLC Agreement) and nonassessable (except to the extent such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act).

(D) As of the date hereof, there are 62,646,551 Holdings Common Units issued and outstanding, and all of the Holdings Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Holdings Partnership Agreement and are fully paid (to the extent required under the Holdings Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the

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Delaware LP Act). As of the date hereof, Holdings GP is the general partner of, and owns a non-economic general partner interest in, Holdings, and such general partner interest has been duly authorized and validly issued in accordance with the Holdings Partnership Agreement.

(E) As of the date hereof, except as Previously Disclosed in Section 5.1(b) of its Disclosure Schedule, there are no issued or outstanding Rights with respect to any equity securities of Holdings, and Holdings does not have any commitment to authorize, issue or sell any equity securities or Rights. As of the date hereof, except as described in this Section 5.1(b), there are no other partnership interests of Holdings that are issued or outstanding.

(c) Subsidiaries.

(i) (A) Such party has Previously Disclosed in Section 5.1(c)(i) of its Disclosure Schedule a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) it owns, directly or indirectly, all of the equity interests of each of its Subsidiaries, except as Previously Disclosed in Section 5.1(c)(i) of its Disclosure Schedule, (C) no equity interests of any of its Subsidiaries are or may become required to be issued by reason of any Rights, (D) other than pursuant to this Agreement, there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity interests of any such Subsidiaries, (E) there are no contracts, commitments, understandings or arrangements relating to its rights to vote or to dispose of such equity interests, and (F) all of the equity interests of each such Subsidiary held by it or its Subsidiaries are fully paid and nonassessable and are owned by it or its Subsidiaries free and clear of any Liens.

(ii) Other than as Previously Disclosed in Section 5.1(c)(ii) of its Disclosure Schedule, such party does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

(iii) Each of such party’s Subsidiaries has been duly organized, is validly existing and in good standing under the Laws of the jurisdiction of its organization and (a) is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (b) has in effect all federal, state, local, and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

(d) Partnership or Limited Liability Company Power. Such party and each of its Subsidiaries has the partnership or limited liability company power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement and to consummate the matters contemplated hereby.

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(e) Unitholder Authority. Subject to Partners Unitholder Approval, in the case of Partners, and to Holdings Unitholder Approval, in the case of Holdings, this Agreement and the matters contemplated hereby have been authorized by all necessary partnership or limited liability company action, and this Agreement has been duly executed and delivered and is a legal, valid and binding agreement of it, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Financial Reports and SEC Documents. All of its SEC Documents filed or to be filed by it or any of its Subsidiaries with the SEC (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in partners’ capital and cash flows in such SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in partners’ capital and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except as and to the extent set forth on its balance sheet as of December 31, 2008, as of such date, neither it nor any of its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied.

(g) No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the matters contemplated by this Agreement, excluding, in the case of Holdings, fees to be paid to Lazard Frères & Co. LLC (“Lazard”), and, in the case of Partners, fees to be paid to Tudor, Pickering, Holt & Co. (“Tudor Pickering”), in every case pursuant to letter agreements which have been heretofore disclosed to the other party.

(h) Tax Matters.

(i) All material returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax Laws (“Tax Returns”) with respect to it or any of its Subsidiaries, have been timely filed, or requests for extensions have been timely filed and have not expired;

(ii) all Tax Returns filed by it are complete and accurate in all material respects;

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(iii) all Taxes shown to be due on such Tax Returns and all other Taxes, if any, required to be paid by it or its Subsidiaries for all periods ending through the date hereof have been paid or adequate reserves have in accordance with generally accepted accounting principles been established for the payment of such Taxes; and

(iv) no material (A) audit or examination or (B) refund litigation with respect to any Tax Return is pending. As of the date hereof, neither it nor any of its Subsidiaries (x) has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns, (y) is a party to any Tax sharing or Tax indemnity agreement or (z) is a party to an agreement that provides for the payment of any amount that would constitute a “parachute payment” within the meaning of Section 280G of the Code.

(i) Regulatory Approvals. Except as Previously Disclosed in Section 5.1(i) of its Disclosure Schedule, there are no approvals of any governmental agency necessary to consummate the matters contemplated by this Agreement (other than filings with and approvals by the SEC).

(j) Partners Conflicts Committee Recommendations. In the case of Partners, at a meeting duly called and held, the Partners Conflicts Committee (i) determined that the Restated Partners Partnership Agreement and the matters contemplated thereby, including the Transformation, and the Contributions are fair and reasonable to, and in the best interests of, the holders of Partners Common Units (other than Partners GP, Holdings GP or their respective Affiliates), and (ii) approved and declared the advisability of, and recommended to the holders of Partners Common Units that they approve this Agreement and the matters contemplated hereby, including the Restated Partners Partnership Agreement.

(k) Holdings Conflicts Committee Recommendations. In the case of Holdings, at a meeting duly called and held, the Holdings Conflicts Committee (i) determined that the Restated Partners Partnership Agreement and the matters contemplated thereby (including the Transformation), the Distributions, the Contributions and the Liquidation (including the Redistribution), are fair and reasonable to, and in the best interests of, the holders of Holdings Common Units (other than Partners GP, Holdings GP or their respective Affiliates), (ii) directed Holdings to approve and in turn direct Partners GP to effect the Restated Partners Partnership Agreement, the amendment and restatement of the Partners GP LLC Agreement and the Distributions and Contributions, and directed Holdings to consummate the Contributions and the Liquidation (including the Redistribution) and (iii) approved and declared the advisability of, and recommended that the holders of Holdings Common Units approve this Agreement and the matters contemplated hereby, including the Partners Partnership Agreement Proposal and the Liquidation.

(l) Partners Fairness Opinion. In the case of Partners, Tudor Pickering has delivered to the Partners Conflicts Committee its written opinion dated as of the date hereof, that as of such date, the Transformation to be effected pursuant to this Agreement is fair, from a financial point of view, to the holders of the Partners Common Units (other than Affiliates of Partners who are holders of Holdings Common Units), a copy of which written opinion has been provided to the Holdings GP Board.

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(m) Holdings Fairness Opinion. In the case of Holdings, Lazard has delivered to the Holdings Conflicts Committee its written opinion dated as of the date hereof, that as of such date, the number of New Partners Units to be received by the holders of Holdings Common Units (other than Partners, Partners GP, Holdings GP or their respective Affiliates) pursuant to the Redistribution, is fair, from a financial point of view, to the holders of the Holdings Common Units (other than Partners, Partners GP, Holdings GP or their respective Affiliates), a copy of which written opinion has been provided to the Partners GP Board.

(n) Rights Plans. In the case of Holdings, an amendment to the Holdings Rights Plan in the form previously provided to Partners has been adopted and is in full force and effect and, in the case of Partners, an amendment to the Partners Rights Plan previously provided to Holdings has been adopted and is in full force and effect.

ARTICLE VI

COVENANTS

Holdings hereby covenants to and agrees (and to the extent necessary to effect any covenant by Holdings herein, Holdings GP also covenants to and agrees) with Partners, and Partners hereby covenants to and agrees (and to the extent necessary to effect any covenant by Partners herein, Partners GP also covenants to and agrees) with Holdings, that:

Section 6.1 Best Efforts. Subject to the terms and conditions of this Agreement, it shall use its commercially reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable under applicable Laws, so as to enable consummation of the matters contemplated hereby, including, without limitation, obtaining (and cooperating with the other party hereto to obtain) HSR Act approval, if required, and any other third party approval that is required to be obtained by Holdings or Partners or any of their respective Subsidiaries in connection with the Restated Partners Partnership Agreement, the Transformation, the Distributions, the Contributions, the Liquidation (including the Redistribution), and the other matters contemplated by this Agreement, and using commercially reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the matters contemplated hereby, and using commercially reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the matters contemplated hereby or seeking material damages, and each shall cooperate fully with the other parties hereto to that end, and shall furnish to the other party copies of all correspondence, filings and communications between it and its Affiliates and any Regulatory Authority with respect to the matters contemplated hereby. In complying with the foregoing, neither it nor its Subsidiaries shall be required to take measures that would have a Material Adverse Effect on it and its Subsidiaries taken as a whole.

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Section 6.2 Unitholder Approvals. Subject to the terms and conditions of this Agreement:

(a) Partners shall take, in accordance with applicable Law, NYSE rules and the Partners Partnership Agreement, all action necessary to call, hold and convene an appropriate meeting of the holders of Partners Common Units to consider and vote upon the approval of this Agreement and the Restated Partners Partnership Agreement, and any other matters required to be approved by them for consummation of the matters contemplated hereby or thereby (including any adjournment or postponement, the “Partners Meeting”) promptly after the date hereof. The Partners Conflicts Committee shall recommend approval of this Agreement and the matters contemplated hereby and the Restated Partners Partnership Agreement to the holders of Partners Common Units (the “Partners Recommendation”), and Partners shall take all reasonable lawful action to solicit such approval by such holders. Notwithstanding the foregoing, at any time prior to obtaining Partners Unitholder Approval, the Partners Conflicts Committee may withdraw, modify or qualify in any manner adverse to Holdings the Partners Recommendation (any such action a “Partners Change in Recommendation”) if the Partners Conflicts Committee shall have concluded in good faith, after consultation with its outside legal advisors and financial consultants, that the failure to make a Partners Change in Recommendation would not be fair to or in the best interest of the holders of Partners Common Units (other than Partners GP, Holdings GP or their respective Affiliates); provided, however, that the Partners Conflicts Committee shall not be entitled to exercise its rights to make a Partners Change in Recommendation pursuant to this sentence unless Partners has provided to Holdings five calendar days prior written notice advising Holdings that the Partners Conflicts Committee intends to take such action and specifying the reasons therefor in reasonable detail, including, if applicable, the terms and conditions of any proposed transaction that is the basis of the proposed action. Any Partners Change in Recommendation shall not change the approval of this Agreement or any other approval of the Partners Conflicts Committee, including in any respect that would have the effect of causing any state (including Delaware) takeover statute or other similar statute to be applicable to the matters contemplated hereby.

(b) Holdings shall take, in accordance with applicable Law, NYSE rules and the Holdings Partnership Agreement, all action necessary to call, hold and convene an appropriate meeting of the holders of Holdings Common Units to consider and vote upon the approval of this Agreement, the Partners Partnership Agreement Proposal, the Contributions, the Liquidation and any other matters required to be approved by the holders of Holdings Common Units for consummation of the matters contemplated hereby (including any adjournment or postponement, the “Holdings Meeting”) promptly after the date hereof. Subject to Section 6.14(c), the Holdings Conflicts Committee shall recommend approval of this Agreement and the matters contemplated hereby, the Partners Partnership Agreement Proposal and the Liquidation to the holders of Holdings Common Units (the “Holdings Recommendation”), and Holdings shall take all reasonable lawful action to solicit such approval by such holders.

Section 6.3 Registration Statement.

(a) Each of Partners and Holdings agrees to cooperate in the preparation of a registration statement on Form S-4 (the “Registration Statement”) (including the joint proxy statement and prospectus and other proxy solicitation materials of Partners and Holdings constituting a part thereof (the “Joint Proxy Statement”) and all related documents) to be filed by Partners with the SEC in connection with the registration of the New Partners Units under the Securities Act. Each of Partners and Holdings agrees that the other party shall have the right to consent to the disclosure to be contained in the Registration Statement and Joint Proxy Statement.

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Provided Holdings has cooperated as required above, Partners agrees to file the Registration Statement with the SEC as promptly as practicable. Each of Partners and Holdings agrees to use all commercially reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof. Partners also agrees to use commercially reasonable best efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the matters contemplated by this Agreement. Each of Partners and Holdings agrees to furnish to the other party all information concerning Partners, Partners GP and its Subsidiaries or Holdings, Holdings GP and its Subsidiaries, as applicable, and the officers, directors and unitholders of Partners and Holdings and any applicable Affiliates, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing.

(b) Each of Holdings and Partners agrees, as to itself and its Subsidiaries, that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to unitholders and at the times of the Partners Meeting and Holdings Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Holdings and Partners further agrees that if it shall become aware prior to the Effective Date of any information that would cause any of the statements in the Registration Statement to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, it will promptly inform the other party thereof and take the necessary steps to correct such information in an amendment or supplement to the Registration Statement.

(c) Partners will advise Holdings, promptly after Partners receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order or the suspension of the qualification of the New Partners Units for the offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

(d) Each of Partners and Holdings will use its commercially reasonable best efforts to cause the Joint Proxy Statement to be mailed to its unitholders as soon as practicable after the effective date on the Registration Statement.

Section 6.4 Press Releases. Prior to any Partners Change in Recommendation or any Holdings Change in Recommendation, each of Holdings and Partners will not, without the prior approval of the Partners Conflicts Committee in the case of Holdings and the Holdings Conflicts Committee in the case of Partners, issue any press release or written statement for general circulation relating to the matters contemplated hereby, except as otherwise required by applicable Law or regulation or the rules of the NYSE, in which case it will consult with the other party before issuing any such press release or written statement.

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Section 6.5 Access; Information.

(a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause its Subsidiaries to, afford the other parties and, to the extent requested by Holdings, any Receiving Party who has executed a Confidentiality Agreement, and their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, and to its officers, employees, counsel, accountants or other authorized representatives, and, during such period, it shall, and shall cause its Subsidiaries to, furnish promptly to such Person and its representatives (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities Law (other than reports or documents that Holdings or Partners or their respective Subsidiaries, as the case may be, are not permitted to disclose under applicable Law) and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. Neither Holdings nor Partners nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under the circumstances in which the restrictions of the preceding sentence apply.

(b) Partners and Holdings, respectively, will not use any information obtained pursuant to this Section 6.5 (to which it was not entitled under Law or any agreement other than this Agreement) for any purpose unrelated to (i) the consummation of the matters contemplated by this Agreement or (ii) the matters contemplated by Section 6.14 in accordance with the terms thereof, and will hold all information and documents obtained pursuant to this paragraph in confidence. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the matters contemplated by this Agreement.

Section 6.6 Takeover Laws. None of the parties shall take any action that would cause the matters contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the matters contemplated by this Agreement from, or if necessary challenge the validity or applicability of any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Takeover Laws of any state that purport to apply to this Agreement or the matters contemplated hereby.

Section 6.7 No Rights Triggered. Each of Holdings and Partners shall take all steps necessary to ensure that the entering into of this Agreement and the consummation of the matters contemplated hereby and any other action or combination of actions, or any other matters contemplated hereby, do not and will not result in the grant of any Rights to or exercise of Rights by any person (a) in

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the case of Holdings, under the Holdings Partnership Agreement or under the Holdings Rights Plan, and in the case of Partners, under the Partners Partnership Agreement or under the Partners Rights Plan or (b) under any other material agreement to which it or any of its Subsidiaries is a party (other than in connection with the termination of employees in the ordinary course of business).

Section 6.8 Common Units Listed. Partners shall use its commercially reasonable best efforts to list, prior to the Effective Time, on the NYSE, upon official notice of issuance, the New Partners Units.

Section 6.9 Third Party Approvals.

(a) Partners and Holdings and their respective Subsidiaries shall cooperate and use their respective commercially reasonable best efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties (including, if applicable, approval under the HSR Act) necessary to consummate the matters contemplated by this Agreement and to comply with the terms and conditions of such permits, consents, approvals and authorizations and to cause the Restated Partners Partnership Agreement to become effective as expeditiously as practicable. Each of Partners and Holdings shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Regulatory Authorities in connection with the matters contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and promptly. Each party hereto agrees that it will consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the matters contemplated by this Agreement, and each party will keep the other parties apprised of the status of material matters relating to completion of the matters contemplated hereby.

(b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and unitholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Joint Proxy Statement or any filing, notice or application made by or on behalf of such other party or any of such Subsidiaries to any Regulatory Authority in connection with the matters contemplated hereby.

Section 6.10 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Partners shall indemnify and hold harmless and advance expenses to each person who is at the date hereof or during the period from the date hereof through the Effective Date an “Indemnitee” under the Holdings Partnership Agreement and is entitled to the benefits of Section 7.7 thereof and subject to the limitations of Section 7.8 thereof (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by the Holdings Partnership Agreement as if Partners was the original obligor thereunder. Partners agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or

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former directors or officers of Holdings or Holdings GP or any of their Subsidiaries as provided in the Holdings Partnership Agreement (or, as applicable, the partnership agreement, limited liability company agreement, or other organizational documents of any of Holdings’ Subsidiaries) and indemnification agreements of Holdings or any of its Subsidiaries shall be assumed by Partners, without further action, at the time of the Contributions and shall survive the Liquidation and shall continue in full force and effect in accordance with their terms.

(b) Partners shall maintain for a period of at least six (6) years following the time of the Contributions, the current policies of directors’ and officers’ liability insurance maintained by Holdings and its Subsidiaries (provided, that Partners may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not, in the aggregate, less advantageous to such directors and officers of Holdings or Holdings GP than the terms and conditions of such existing policy from carriers with the same or better rating as the carrier under the existing policy provided that such substitution shall not result in gaps or lapses of coverage with respect to matters occurring before the Effective Time) with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the matters contemplated by this Agreement; provided, that Partners shall not be required to pay annual premiums in excess of 200% of the last annual premium paid by Holdings or Holdings GP prior to the date hereof but in such case shall purchase as much coverage as reasonably practicable for such amount.

(c) The provisions of Section 6.10(b) shall be deemed to have been satisfied if prepaid “tail” policies have been obtained by Partners for purposes of this Section 6.10 from carriers with the same or better rating as the carrier of such insurances as of the date of this Agreement, which policies provide such directors and officers with the coverage described in Section 6.10(b) for an aggregate period of not less than six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the matters contemplated by this Agreement. Notwithstanding any other provision of this Agreement, Holdings may, at any time prior to the Effective Time obtain such a prepaid “tail” policy; provided, that the terms of any such “tail” policy obtained by Holdings shall be subject to approval by Partners, which approval shall not be unreasonably withheld.

(d) If Partners or any of its respective successors or assigns (i) consolidates with or merges with or into any person and shall not be the continuing or surviving partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Partners assume the obligations set forth in this Section 6.10.

(e) This Section 6.10 shall survive the consummation of the Liquidation and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their respective heirs and personal representatives, and shall be binding on Partners and its successors and assigns.

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Section 6.11 Benefit Plans. The parties agree to take such actions with respect to compensation and employee benefit plans, programs, arrangements and other perquisites as are set forth on Section 6.11 of the Disclosure Schedule.

Section 6.12 Notification of Certain Matters. Each of Holdings and Partners shall give prompt notice to the other of (a) any fact, event or circumstance known to it that (i) would, or is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would, or is reasonably likely to, cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, and (b) any change in its condition (financial or otherwise) or business or any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations, or hearings results in, or would result in, or is reasonably likely to, be expected to result in, a Material Adverse Effect with respect to it.

Section 6.13 Rule 16b-3. Prior to the Effective Time, Holdings shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Holdings equity securities (including derivative securities) pursuant to the Liquidation by each individual who is a director or officer of Holdings GP, and Partners shall take such steps as may reasonably requested by any party hereto to cause the acquisition of Partners securities (including derivative securities) pursuant to the matters contemplated by this Agreement by each individual who is a director or officer of Partners GP, to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Section 6.14 Acquisition Proposals.

(a) None of Holdings and its Subsidiaries shall, and they shall use their reasonable best efforts to cause their Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage the submission of, any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, any Acquisition Proposal. Notwithstanding the foregoing, but subject to the limitations in Section 6.14(b), nothing contained in this Agreement shall prohibit Holdings from furnishing any information to, including information pertaining to Partners, or entering into or participating in discussions or negotiations with, any Person that makes an unsolicited written Acquisition Proposal which did not result from a breach of this Section 6.14 (a “Receiving Party”) if the Holdings Conflicts Committee determines, after consultation with, and taking into account the advice of, its outside legal advisors and financial consultants, that such Acquisition Proposal could possibly lead to a Holdings Change in Recommendation.

(b) Holdings shall not provide any Receiving Party with any non-public information or data pertaining to Partners (the “Partners Non-Public Information”) unless (i) Holdings shall have complied with all of its obligations under this Section 6.14, (ii) the Holdings Conflicts Committee determines, after consultation with, and taking into account the advice of, its outside legal advisors and financial consultants that the provision of such Partners Non-Public Information to the Receiving Party could possibly lead to a Holdings Change in Recommendation, and (iii) Holdings shall have first (A) required the Receiving Party to execute a Confidentiality

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Agreement, (B) furnished a copy of such Confidentiality Agreement to Partners and (C) notified Partners of the identity of such Receiving Party. Holdings shall promptly provide or make available to Partners any non-public information concerning Holdings or any of its Subsidiaries that is provided or made available to any Receiving Party pursuant to this Section 6.14 which was not previously provided or made available to Partners. Partners shall provide to Holdings and any Receiving Party that has executed a Confidentiality Agreement any Partners Non-Public Information that Holdings reasonably requests in exercising its rights under this Section 6.14. Holdings shall not provide and Partners shall not be required to provide to any Receiving Party pursuant to this Section 6.14(b) any information pertaining to Partners where Holdings knows that the provision of such information would (x) jeopardize the attorney-client privilege of the institution in possession or control of such information or (y) contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.

(c) Except as otherwise provided in this Section 6.14(c), the Holdings Conflicts Committee shall not (i) (a) withdraw, modify or qualify in any manner adverse to Partners the Holdings Recommendation or (b) publicly approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any action described in this clause (i) being referred to as a “Holdings Change in Recommendation”); or (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow Holdings or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar contract or any tender or exchange offer providing for, with respect to, or in connection with, any Acquisition Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Holdings Unitholder Approval, the Holdings Conflicts Committee may make a Holdings Change in Recommendation if it shall have concluded in good faith, after consultation with, and taking into account the advice of, its outside legal advisors and financial consultants, that the failure to make a Holdings Change in Recommendation would not be fair to or in the best interest of the holders of Holdings Common Units (other than Partners GP, Holdings GP or their respective Affiliates); provided, however, that the Holdings Conflicts Committee shall not be entitled to exercise its right to make a Holdings Change in Recommendation pursuant to this sentence unless Holdings has: (x) complied in all material respects with this Section 6.14 and (y) provided to Partners five calendar days prior written notice advising Partners that the Holdings Conflicts Committee intends to take such action and specifying the reasons therefor in reasonable detail, including, if applicable, the terms and conditions of any proposed transaction that is the basis of the proposed action. Any Holdings Change in Recommendation shall not change the approval of this Agreement or any other approval of the Holdings Conflicts Committee, including in any respect that would have the effect of causing any state (including Delaware) takeover statute or other similar statute to be applicable to the matters contemplated hereby.

(d) Nothing contained in this Agreement shall prevent Holdings or the Holdings Conflicts Committee from taking and disclosing to the holders of Holdings Common Units a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange

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Act (or any similar communication to unitholders) or from making any legally required disclosure to unitholders. Any “stop-look-and-listen” communication by Holdings or the Holdings Conflicts Committee to the holders of Holdings Common Units pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the holders of Holdings Common Units) shall not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to Partners of, all or a portion of the Holdings Recommendation.

Section 6.15 Partners GP Board Membership. Immediately following the Effective Time, the Partners GP Board shall consist of seven (7) or eight (8) members, except as otherwise provided in this Section 6.15. Prior to the mailing of the Joint Proxy Statement, the Holdings Conflicts Committee shall designate in its sole discretion three (3) individuals who must be independent to fill vacancies on the Partners GP Board as of the Effective Time. In addition, prior to the mailing of the Joint Proxy Statement, the Partners Conflicts Committee shall have the right and authority to designate one (1) additional individual who must be independent to serve as a member of the Partners GP Board as of the Effective Time; provided, that to the extent the Partners Conflicts Committee does not designate such individual prior to the mailing date of the Joint Proxy Statement, such individual may be designated at a later date by the Partners GP Board. The Chief Executive Officer of Partners GP shall also continue to serve as a member of the Partners GP Board following the Effective Time. Subject to the foregoing, Partners GP shall take such action as is necessary to cause each director designated pursuant to this Section 6.15 to be appointed to the Partners GP Board effective as of the Effective Time, to serve until the earlier of such individual’s resignation or removal or until his successor is duly elected and qualified.

Section 6.16 Restated Partners Partnership Agreement. Subject to receipt of the Partners Unitholder Approval and Holdings Unitholder Approval, on the Effective Date, Partners GP, as general partner of Partners for itself and on behalf of the limited partners of Partners, shall execute and make effective the Restated Partners Partnership Agreement.

ARTICLE VII

CONDITIONS TO EFFECTIVENESS OF THE MATTERS

CONTEMPLATED BY THIS AGREEMENT

The obligations of each of the parties to cause the matters contemplated by this Agreement to become effective are conditioned upon the satisfaction at or prior to the Effective Time of each of the following:

Section 7.1 Unitholder Votes. This Agreement and the matters contemplated by this Agreement and the Restated Partners Partnership Agreement shall have been approved by the affirmative vote of the holders of a majority of the Outstanding Partners Common Units (excluding Common Units held by Partners GP and its Affiliates) at the Partners Meeting (“Partners Unitholder Approval”), and this Agreement and the matters contemplated by this Agreement, the Partners Partnership Agreement Proposal, the Contributions and the Liquidation (including the dissolution of Holdings) shall have been approved by the affirmative vote of the holders of a majority of the Outstanding Holdings Common Units at the Holdings Meeting (“Holdings Unitholder Approval”).

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Section 7.2 Governmental Approvals. Any waiting period (including any extended waiting period arising as a result of a request for additional information by the Federal Trade Commission or the U.S. Department of Justice) under the HSR Act shall have expired or been terminated. All other filings required to be made prior to the Effective Time with, and all other consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Regulatory Authority in connection with the execution and delivery of this Agreement and the consummation of the matters contemplated hereby by the parties hereto or their Affiliates shall have been made or obtained, except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a Material Adverse Effect on Partners or Holdings.

Section 7.3 No Injunction. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no Law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the matters contemplated hereby, and no action, proceeding or investigation by any Regulatory Authority with respect to the matters contemplated hereby shall be pending that seeks to restrain, enjoin, prohibit or delay the effectiveness or consummation of the matters contemplated by this Agreement or to impose any material restrictions or requirements thereon or on Partners or Holdings with respect thereto; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 6.1.

Section 7.4 Representations, Warranties and Covenants of Partners. In the case of Holdings’ obligation to cause the matters contemplated by this Agreement to become effective:

(a) each of the representations and warranties contained herein of Partners and Partners GP shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, except where the failures to be so true and correct (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect) do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to such party;

(b) each and all of the agreements and covenants of Partners and Partners GP to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects; and

(c) Holdings shall have received a certificate signed by the Chief Financial Officer of Partners GP, dated the Effective Date, to the effect set forth in Section 7.4(a) and Section 7.4(b).

Section 7.5 Representations, Warranties and Covenants of Holdings. In the case of Partners’ obligation to cause the matters contemplated by this Agreement to become effective:

(a) each of the representations and warranties contained herein of Holdings and Holdings GP shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and

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correct as of such date, except where the failures to be so true and correct (for this purpose disregarding any qualification or limitation as to materiality or Material Adverse Effect) do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to such party;

(b) each and all of the agreements and covenants of Holdings and Holdings GP to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects; and

(c) Partners shall have received a certificate signed by the Chief Financial Officer of Holdings GP, dated the Effective Date, to the effect set forth in Section 7.5(a) and Section 7.5(b).

Section 7.6 Effective Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

Section 7.7 Opinion of Vinson & Elkins L.L.P. or Other Counsel. In the case of Partners’ obligation to cause the matters contemplated by this Agreement to become effective, Partners shall have received an opinion from Vinson & Elkins L.L.P., counsel to the Partners Conflicts Committee, or other counsel that is reasonably acceptable to Partners, to the effect that:

(a) the adoption of the Restated Partners Partnership Agreement will not affect the limited liability of any limited partner of Partners under applicable Law;

(b) 90% of the current gross income of Partners constitutes qualifying income within the meaning of Section 7704(d) of the Code;

(c) the matters contemplated by this Agreement will not cause Partners to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes;

(d) to the extent that it describes provisions of United States federal Tax Law, the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” as it relates to the holders of Partners Common Units (other than Holdings), is correct in all material respects; and

(e) no gain or loss should be recognized by existing holders of Partners Common Units as a result of the matters contemplated by this Agreement (other than gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code).

In rendering such opinions, Vinson & Elkins L.L.P. or other counsel may require and rely upon representations and covenants including those contained in certificates of officers of Partners GP and others and opinions of Delaware counsel, reasonably satisfactory in form and substance to such counsel.

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Section 7.8 Opinion of Akin Gump Strauss Hauer & Feld LLP or Other Counsel. In the case of Holdings’ obligation to cause the matters contemplated by this Agreement to become effective, Holdings shall have received an opinion from Akin Gump Strauss Hauer & Feld LLP, counsel to the Holdings Conflicts Committee, or other counsel that is reasonably acceptable to Holdings, to the effect that:

(a) to the extent that it describes provisions of United States federal Tax Law, the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences—The Transformation, Contributions and Liquidation,” as it relates to the holders of Holdings Common Units, is correct in all material respects;

(b) no income or gain should be recognized by Holdings and the holders of Holdings Common Units solely as a result of the Transformation and Contributions (other than (i) any gain resulting from the sale of New Partners Units pursuant Section 3.3(e) and (ii) income and gain, if any, resulting from the assumption or payment of any liabilities of Holdings or its Subsidiaries by Partners); and

(c) no gain or loss should be recognized by the holders of Holdings Common Units to the extent Partners Common Units are received by them as a result of the Liquidation and Redistribution.

In rendering such opinion, Akin Gump Strauss Hauer & Feld LLP or other counsel may require and rely upon representations and covenants including those contained in certificates of officers of Holdings and others and opinions of Delaware counsel, reasonably satisfactory in form and substance to such counsel.

Section 7.9 NYSE Listing. The New Partners Units shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 7.10 IDR Entity Assumption Agreement. Partners, IDR LLC and IDR LP shall have entered into the IDR Entity Assumption Agreement in order to effect the assumption by Partners of the liabilities of IDR LLC and IDR LP in connection with the Distributions.

Section 7.11 Contribution Agreement. Partners, Partners GP, Holdings, Holdings GP and MGG GP Holdings shall have entered into the Contribution Agreement in order to effect the Contributions and shall have, as appropriate, adopted and entered into (a) an amendment to the Holdings Partnership Agreement as contemplated therein, (b) an amendment to the Holdings GP LLC Agreement as contemplated therein and (c) the amended and restated limited liability company agreements of Partners GP, Holdings GP and MGG GP Holdings as contemplated therein (with (i) the Contribution Agreement to become effective immediately following the Distributions, (ii) the amendment to the Holdings Partnership Agreement, the amendment to the Holdings GP LLC Agreement and the amended and restated limited liability company agreements of MGG GP Holdings and Partners GP to become effective as specified in the Contribution Agreement and (iii) the amended and restated limited liability company agreement of Holdings GP to become effective at the time specified therein).

Section 7.12 Plan of Liquidation. Holdings GP (for itself and on behalf of all limited partners of Holdings) and Holdings shall have executed the Plan of Liquidation in order to effect the Liquidation, including the Redistribution (with the Liquidation to become effective at the time specified in the Plan of Liquidation).

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Section 7.13 Liquidation of Holdings. In the case of Partners’ obligation to cause the matters contemplated by this Agreement to become effective, Holdings shall have deposited (a) with Partners in escrow a duly executed Certificate of Cancellation of Holdings’ Certificate of Limited Partnership with authorization to file with the Secretary of State of the State of Delaware immediately after the Liquidation and (b) immediately after the Contributions, the New Partners Units with the Distribution Agent pursuant to Article III of this Agreement.

Section 7.14 Restated Partners Partnership Agreement. Partners GP, as general partner of Partners, for itself and on behalf of the limited partners, shall have executed and made effective the Restated Partners Partnership Agreement.

Section 7.15 Officer’s Certificate. The Partners Conflicts Committee shall have received an officer’s certificate from the Chief Financial Officer of Partners GP and Holdings GP, which certificate shall be in a form reasonably acceptable to the Partners Conflicts Committee and shall provide that as of the date thereof, none of Holdings, IDR LLC or IDR LP is insolvent and that following the Distributions and the Contributions, none of Holdings, IDR LLC or IDR LP will be insolvent.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time prior to the Effective Time:

(a) By the mutual consent of Partners and Holdings in a written instrument.

(b) By either Partners or Holdings upon written notice to the other:

(i) if the Effective Time has not occurred on or before September 30, 2009 (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to a party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of the Effective Time having occurred on or before such date;

(ii) if any Regulatory Authority has issued a statute, rule, order, decree or regulation or taken any other action (which statute, rule, order, decree, regulation or other action the parties hereto shall have used their commercially reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the matters contemplated by this Agreement or making the matters contemplated by this Agreement illegal and such statute, rule, order, decree, regulation or other action shall have become final and nonappealable (provided that the terminating party is not then in breach of Section 6.1);

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(iii) if Holdings fails to obtain Holdings Unitholder Approval at the Holdings Meeting;

(iv) if Partners fails to obtain Partners Unitholder Approval at the Partners Meeting;

(v) in the event that, prior to obtaining Holdings Unitholder Approval, a Holdings Change in Recommendation has occurred; or

(vi) in the event that, prior to obtaining Partners Unitholder Approval, a Partners Change in Recommendation has occurred; provided, that Partners shall not be entitled to exercise its right to terminate this Agreement under this Section 8.1(b)(vi) for a period of 60 days following the date of this Agreement.

(c) By Partners, upon written notice to Holdings:

(i) if there has been a breach of or there is any inaccuracy in any of the representations or warranties of Holdings or Holdings GP set forth in this Agreement, which breach or inaccuracy has not been cured within 30 days following receipt by the breaching party of written notice of such breach from Partners, or which breach or inaccuracy, by its nature, cannot be cured prior to the Termination Date (provided, in any such case that neither Partners nor Partners GP is then in material breach of or there is any material inaccuracy in any of its representations, warranties, covenants or other agreements contained herein); provided, however, that Partners shall have no right to terminate this Agreement pursuant to this Section 8.1(c)(i) unless the breach of representation or warranty, together with all other such breaches or inaccuracies of representations or warranties, would entitle Partners or Partners GP not to consummate the matters contemplated by this Agreement under Section 7.5(a);

(ii) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Holdings or Holdings GP, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from Partners, or which breach, by its nature, cannot be cured prior to the Termination Date (provided in any such case that neither Partners nor Partners GP is then in material breach of the representations, warranties, covenants or other agreements contained herein); provided, however, that Partners shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(ii) unless the breach of covenants or agreements, together with all other such breaches of covenants or agreements, would entitle Partners or Partners GP not to consummate the matters contemplated by this Agreement under Section 7.5(b); or

(iii) in the event that Holdings shall have materially breached Section 6.14.

(d) By Holdings, upon written notice to Partners:

(i) if there has been a breach of or there is any inaccuracy in any of the representations or warranties of Partners or Partners GP set forth in this Agreement, which breach or inaccuracy has not been cured within 30 days following receipt by the breaching party of written notice of such breach from Holdings, or which breach or inaccuracy, by its nature, cannot be cured prior to the Termination Date (provided, in any such case that neither Holdings nor Holdings GP is then in material breach of or there is a

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material inaccuracy in any of its representations, warranties, covenants or other agreements contained herein); provided, however, that Holdings shall have no right to terminate this Agreement pursuant to this Section 8.1(d)(i) unless the breach of representation or warranty, together with all other such breaches or inaccuracies of representations or warranties, would entitle Holdings or Holdings GP not to consummate the matters contemplated by this Agreement under Section 7.4(a); or

(ii) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Partners or Partners GP, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from Holdings, or which breach, by its nature, cannot be cured prior to the Termination Date (provided in any such case that neither Holdings nor Holdings GP is then in material breach of the representations, warranties, covenants or other agreements contained herein); provided, however, that Holdings shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(ii) unless the breach of covenants or agreements, together with all other such breaches, covenants or agreements, would entitle Holdings or Holdings GP not to consummate the matters contemplated by this Agreement under Section 7.4(b).

Section 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other parties specifying the provision of this Agreement pursuant to which such termination is made, and except as provided in this Section 8.2, this Agreement (other than Article IX) shall forthwith become null and void after the expiration of any applicable period following such notice. In the event of such termination, there shall be no liability on the part of Partners or Holdings, except as set forth in Section 9.1 of this Agreement and except with respect to the requirement to comply with the Confidentiality Agreement; provided, that nothing herein shall relieve any party from any liability or obligation with respect to any fraud or intentional breach of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Expenses.

(a) Partners will bear its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby and shall pay to Holdings all of Holdings’ reasonable Expenses as requested by Holdings in connection with this Agreement and the matters contemplated hereby, except as provided in Section 9.1(b) and 9.1(c).

(b) If this Agreement is terminated by (i) Partners or Holdings pursuant to Section 8.1(b)(v) or (ii) Partners pursuant to Section 8.1(c)(i), (c)(ii) or (c)(iii), then Holdings shall reimburse Partners for all Expenses incurred by Holdings and previously paid by Partners to Holdings pursuant to Section 9.1(a), shall pay any other costs and expenses incurred by it in connection with this Agreement and the matters contemplated hereby and shall pay to Partners the reasonable Expenses of Partners.

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(c) If this Agreement is terminated by Partners or Holdings pursuant to Section 8.1(a), (b)(i), (b)(ii), (b)(iii) or (b)(iv), then Holdings shall reimburse Partners for all Expenses incurred by Holdings and previously paid by Partners to Holdings pursuant to Section 9.1(a) and each party shall pay its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby.

(d) Except as otherwise provided herein, any payment of Expenses pursuant to this Section 9.1 shall be made by wire transfer of immediately available funds to an account designated by Partners or Holdings, as applicable, within one Business Day after such payment becomes payable. Such Expenses shall become payable upon receipt by Partners or Holdings, as applicable, of a written invoice of such Expenses, which invoice shall be submitted by the party entitled to payment under this Article IX within five days of the date such Expenses are incurred or this Agreement is terminated pursuant to Section 8.1, as applicable. The parties acknowledge that the agreements contained in this Section 9.1 are an integral part of the matters contemplated by this Agreement, and that, without these agreements, none of the parties would enter into this Agreement.

(e) As used in this agreement, “Expenses” includes good faith estimate of all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the matters contemplated hereby, including (i) prepaid “tail” policies obtained by Partners for purposes of Section 6.10 and (ii) the preparation and filing of the Registration Statement and the printing, filing and mailing of the Joint Proxy Statement and the solicitation of unitholder approvals and all other matters related to the matters contemplated hereby; provided that in no event shall Expenses include amounts incurred by or on behalf of any party (x) following the termination of this Agreement or (y) in connection with any dispute relating directly or indirectly to this Agreement.

(f) Except with respect to Expense reimbursements payable to a party by the other under this Section 9.1 and except as provided in the proviso contained in Section 8.2, in no event will either party to this Agreement be entitled to money damages for breach of this Agreement by the other.

Section 9.2 Waiver; Amendment. Subject to compliance with applicable Law, prior to the Effective Time, any provision of this Agreement may be (a) waived in writing by the party benefited by the provision and approved by the Partners Conflicts Committee, in the case of Partners, and by the Holdings Conflicts Committee, in the case of Holdings, and executed in the same manner as this Agreement, or (b) amended or modified at any time, whether before or after the Holdings Unitholder Approval or before or after the Partners Unitholder Approval, by an agreement in writing between the parties hereto approved by the Partners Conflicts Committee in the case of Partners and by the Holdings Conflicts Committee in the case of Holdings and executed in the same manner as this Agreement; provided that after the Holdings Unitholder Approval, no amendment shall be made that requires further Holdings Unitholder Approval, and after the Partners Unitholder Approval, no amendment shall be made that requires further Partners Unitholder Approval.

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Section 9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original.

Section 9.4 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of federal or Delaware Law govern).

Section 9.5 Confidentiality. Each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith to the extent required by, and subject to the limitations of, the Confidentiality Agreement.

Section 9.6 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Partners, to:

Magellan Midstream Partners, L.P.

Attn: General Counsel

P. O. Box 22186

Tulsa, OK 74121-2186

Fax: (918) 574-7039

With copies (which will not constitute notice) to:

Richards, Layton & Finger, P.A.

Attn: Srinivas Raju

920 N. King Street

Wilmington, DE 19801

Fax: (302) 651-7701

and

Vinson & Elkins L.L.P.

Attn: Michael J. Swidler

666 Fifth Avenue, 26th Floor

New York, NY 10103

Fax: (212) 237-0100

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If to Holdings, to:

Magellan Midstream Holdings, L.P.

Attn: General Counsel

P. O. Box 22186

Tulsa, OK 74121-2186

Fax: (918) 574-7039

With copies (which will not constitute notice) to:

Morris, Nichols, Arsht & Tunnell LLP

Attn: Frederick H. Alexander

1201 North Market Street, 18th Floor

Wilmington, DE 19899

Phone: (302) 658-9200

Fax: (302) 425-4666

and

Akin Gump Strauss Hauer & Feld LLP

Attn: Christine B. LaFollette and J. Vincent Kendrick

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Phone: (713) 220-5800

Fax: (713) 236-0822

Section 9.7 Entire Understanding; No Third Party Beneficiaries. Except for the Confidentiality Agreement, which shall remain in effect, this Agreement represents the entire understanding of the parties hereto with reference to the matters contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Except as contemplated by Section 6.10, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.8 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 9.9 Headings. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 9.10 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the matters contemplated hereby shall be brought in any federal court located in the State of Delaware or the Delaware Court of Chancery, and each of the parties hereby irrevocably consents

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to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that, to the fullest extent permitted by Law, service of process on such party as provided in Section 9.6 shall be deemed effective service of process on such party.

Section 9.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

Section 9.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or in the Delaware Court of Chancery, in addition to any other remedy to which they are entitled at Law or in equity.

Section 9.13 Survival. All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Time or the termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, that if the Effective Time occurs, the agreements of the parties in Sections 3.3, 3.4 and 6.10 and Article IX shall survive the Effective Time, and if this Agreement is terminated prior to the Effective Time, the agreements of the parties in Sections 6.5(b) and 8.2, and Article IX shall survive such termination.

Section 9.14 Disclosure Schedules. On or prior to the date hereof, Partners has delivered to Holdings a schedule and Holdings has delivered to Partners a schedule (each, a “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties; provided, however, that (a) no such item is required to be set forth in the applicable Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect and (b) the mere inclusion of an item in the applicable Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on such party.

[Remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC, its general partner

	By:	/S/ DON R. WELLENDORF
	Name:	Don R. Wellendorf
	Title:	President and Chief Executive Officer

MAGELLAN GP, LLC

By:	/S/ DON R. WELLENDORF
Name:	Don R. Wellendorf
Title:	President and Chief Executive Officer

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Holdings GP, LLC, its general partner

	By:	/S/ JOHN D. CHANDLER
	Name:	John D. Chandler
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

MAGELLAN MIDSTREAM HOLDINGS GP, LLC

By:	/S/ JOHN D. CHANDLER
Name:	John D. Chandler
Title:	Senior Vice President, Treasurer and Chief Financial Officer

SIGNATURE PAGE TO AGREEMENT RELATING TO SIMPLIFICATION OF CAPITAL STRUCTURE

ANNEX A

Form of Standstill Provision

Each party to such Confidentiality Agreement (a “Proposing Party”) agrees that without the prior written consent of the board of directors of Partners GP, for a period of two years from the date of the Confidentiality Agreement, it will not, and will cause each of its affiliates not to, directly or indirectly, alone or in concert with other Persons: (i) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) with respect to Partners Common Units, or advise or seek to influence any Person with respect to the voting of, or giving of consents with respect to, any Partners Common Units, or form, join, or in any way participate in, a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Partners Common Units, (ii) acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise: (a) any Partners Common Units, (b) any option, warrant, convertible security, unit appreciation right or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the Partners Common Units or with a value derived from the Partners Common Units, whether or not such instrument or right shall be subject to settlement in Partners Common Units (a “Derivative Instrument”), (c) any short interest in the Partners Common Units whereby such Proposing Party or any of its affiliates, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from a decrease in the value of the Partners Common Units, (d) any rights to distributions on the Partners Common Units that are separated or separable from the Partners Common Units, (e) any performance-related payments based on any increase or decrease in the value of the Partners Common Units or Derivative Instruments or (f) any assets of Partners or any of its subsidiaries (other than products or services of Partners acquired in the ordinary course of business, or in connection with any bankruptcy or insolvency proceeding involving Partners or any of such subsidiaries) (except that the Proposing Party and its affiliates may acquire through brokerage, investment, asset management and trading activities in the ordinary course up to aggregate ownership of 4.99% of the outstanding Partners Common Units directly or derivatively, including through options, warrants, convertible securities, unit appreciation rights or other rights, short interests, rights to distributions, or performance related payments described in clauses (b) through (e) and shall have the right to vote such securities, in each case so long as such Proposing Party shall not have used any Confidential Information in connection therewith in violation of the Confidentiality Agreement), (iii) otherwise seek to influence or control, in any manner whatsoever, the management or policies of Partners (other than in connection with a potential acquisition of Holdings), (iv) assist, advise or otherwise encourage any other Person to do any of the foregoing, or (v) make any request to waive, terminate, or amend any portion of this provision (including this clause (v)).

A-1

ANNEX B

FORM OF

CONTRIBUTION AND ASSUMPTION AGREEMENT

THIS CONTRIBUTION AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of [                ], 2009, by and among Magellan Midstream Partners, L.P., a Delaware limited partnership (“Partners”), Magellan GP, LLC, a Delaware limited liability company and the general partner of Partners (“Partners GP”), Magellan Midstream Holdings, L.P., a Delaware limited partnership (“Holdings”), Magellan Midstream Holdings GP, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP”), and MGG GP Holdings, LLC, a Delaware limited liability company and the sole member of Holdings GP (“MGG GP Holdings”). Each of the foregoing shall be referred to individually as a “Party” and collectively as the “Parties.” Certain capitalized terms used but not defined herein have the meanings assigned to them in the Simplification Agreement (as defined below).

RECITALS

WHEREAS, Partners, Partners GP, Holdings and Holdings GP have entered into that certain Agreement Relating to Simplification of Capital Structure dated as of March 3, 2009 (the “Simplification Agreement”) pursuant to which, among other items, (i) Partners will simplify its capital structure by an amendment of the Partners Partnership Agreement which transforms (a) the Partners General Partner Interest into Partners Common Units and a non-economic general partner interest in Partners and (b) the IDRs held by IDR LP, representing 100% of the IDRs, into Partners Common Units (together, the “Transformation”) and (ii) two days following the Contributions and the Assumption as provided in this Agreement, Holdings will dissolve and wind up its affairs, and the holders of Holdings Common Units will receive a liquidating distribution of Partners Common Units;

WHEREAS, Holdings owns a 100% limited liability company interest in MGG GP Holdings (the “MGG GP Holdings Membership Interest”);

WHEREAS, MGG GP Holdings owns a 100% limited liability company interest in Holdings GP;

WHEREAS, Holdings owns a 100% limited liability company interest in Partners GP (the “Partners GP Membership Interest”);

WHEREAS, on the date of this Agreement and pursuant to the Simplification Agreement and the Restated Partners Partnership Agreement: (i) the Transformation was consummated, (ii) Partners GP caused IDR LP to distribute all of its Partners Common Units to Partners GP and IDR LLC, (iii) Partners GP caused IDR LLC to distribute all of its Partners Common Units to Partners GP and (iv) Partners GP distributed all of its Partners Common Units to Holdings;

WHEREAS, Holdings desires to contribute the MGG GP Holdings Membership Interest to Partners GP and cease to be a member of MGG GP Holdings, upon the terms and subject to the conditions set forth in this Agreement and the Simplification Agreement;

WHEREAS, simultaneous with the contribution by Holdings of the MGG GP Holdings Membership Interest to Partners GP, Partners GP desires to be admitted to MGG GP Holdings as the sole member of MGG GP Holdings;

WHEREAS, following the admission of Partners GP to MGG GP Holdings as the sole member of MGG GP Holdings, and the liquidation and subsequent termination of existence of Holdings and the Holdings Partnership Agreement, Partners GP desires to (i) amend and restate the MGG GP Holdings LLC Agreement to reflect the admission of Partners GP as the sole member of MGG GP Holdings and (ii) cause MGG GP Holdings to amend and restate the Holdings GP LLC Agreement to reflect, among other items, the elimination of the rights of the holders of Holdings Common Units to elect directors to the Holdings GP Board;

WHEREAS, following the admission of Partners GP to MGG GP Holdings as the sole member of MGG GP Holdings, Holdings desires to (i) contribute the Partners GP Membership Interest to Partners and cease to be a member of Partners GP and (ii) contribute all cash and other remaining assets held by Holdings (other than the New Partners Units) to Partners, upon the terms and subject to the conditions set forth in this Agreement and the Simplification Agreement;

WHEREAS, simultaneous with such contributions by Holdings to Partners, Partners desires to be admitted to Partners GP as the sole member of Partners GP;

WHEREAS, following the admission of Partners to Partners GP as the sole member of Partners GP, Partners desires to amend and restate the Partners GP LLC Agreement to reflect, among other items, the admission of Partners as the sole member of Partners GP;

WHEREAS, in connection with the Contributions and in order to facilitate the Liquidation and Redistribution contemplated by the Simplification Agreement, Partners desires to assume all liabilities and satisfy all debts and obligations of Holdings;

WHEREAS, in order to permit and facilitate the Assumption (as defined below), prior to the Contributions, (i) Holdings GP desires to adopt an amendment to the Holdings Partnership Agreement and (ii) MGG GP Holdings desires to adopt an amendment to the Holdings GP LLC Agreement;

WHEREAS, the Partners Conflicts Committee has approved this Agreement and the matters contemplated hereby, including the Contributions and the Assumption, which approval shall constitute “Special Approval” for the purposes of the Partners Partnership Agreement; and

WHEREAS, the Holdings Conflicts Committee has approved this Agreement and the matters contemplated hereby, including the Contributions and the Assumption, which approval shall constitute “Special Approval” for the purposes of the Holdings Partnership Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree, effective immediately following the Distributions, as follows:

ARTICLE I

CONTRIBUTIONS AND ASSUMPTION

1.1 Amendment of Holdings Partnership Agreement. Pursuant to Section 13.1 of the Holdings Partnership Agreement, Holdings GP hereby authorizes and adopts Amendment No. 3 to the Holdings Partnership Agreement in the form attached hereto as Exhibit A.

1.2 Amendment of Holdings GP LLC Agreement. Pursuant to Section 7.09(c)(ii) of the Holdings GP LLC Agreement, the Holdings Conflicts Committee has provided Special Approval with respect to, and pursuant to Section 13.05 of the Holdings GP LLC Agreement, MGG GP Holdings hereby authorizes and adopts, Amendment No. 1 to the Holdings GP LLC Agreement in the form attached hereto as Exhibit B.

1.3 Contribution of MGG GP Holdings Membership Interest to Partners GP. Holdings hereby contributes and assigns the MGG GP Holdings Membership Interest to Partners GP, and Partners GP hereby accepts such MGG GP Holdings Membership Interest as a contribution to the capital of Partners GP (the “MGG GP Holdings Contribution”). Notwithstanding any provision in the MGG GP Holdings LLC Agreement or the Delaware LLC Act, Holdings shall remain a member of MGG GP Holdings until Holdings ceases to be a member thereof pursuant to Section 1.4 hereof.

1.4 Admission of Partners GP as Sole Member of MGG GP Holdings; Continuation of MGG GP Holdings. Notwithstanding any provision in the MGG GP Holdings LLC Agreement, Partners GP agrees that it is bound by the MGG GP Holdings LLC Agreement, and Partners GP is hereby admitted to MGG GP Holdings as the sole member of MGG GP Holdings simultaneously with the consummation of the MGG GP Holdings Contribution. Immediately thereafter, Holdings shall and does hereby cease to be a member of MGG GP Holdings and shall thereupon cease to have or exercise any right or power as a member of MGG GP Holdings. The Parties agree that the MGG GP Holdings Contribution, Partners GP’s admission as the sole member of MGG GP Holdings and Holdings ceasing to be a member of MGG GP Holdings shall not dissolve MGG GP Holdings, and MGG GP Holdings shall be continued without dissolution.

1.5 Amendment and Restatement of MGG GP Holdings LLC Agreement. Pursuant to Section 11 of the MGG GP Holdings LLC Agreement, Partners GP hereby authorizes the MGG GP Holdings LLC Agreement to be amended and restated in its entirety by the first amendment and restatement thereof in the form attached hereto as Exhibit C.

1.6 Amendment and Restatement of Holdings GP LLC Agreement. Pursuant to Section 13.05 of the Holdings GP LLC Agreement, MGG GP Holdings hereby authorizes the Holdings GP LLC Agreement to be amended and restated in its entirety by the fifth amendment and restatement thereof in the form attached hereto as Exhibit D, which shall be effective immediately after the termination of Holdings and the Holdings Partnership Agreement.

1.7 Contribution of Partners GP Membership Interest and Other Assets of Holdings to Partners. Holdings hereby contributes and assigns (i) the Partners GP Membership Interest to Partners, and Partners hereby accepts such Partners GP Membership Interest as a contribution to the capital of Partners (the “Partners GP Contribution”) and (ii) any and all cash and other remaining assets held by Holdings other than the New Partners Units (the “Holdings Assets”) to Partners, and Partners hereby accepts such Holdings Assets as a contribution to the capital of Partners (the “Holdings Asset Contribution” and, together with the MGG GP Holdings Contribution and the Partners GP Contribution, the “Contributions”). Notwithstanding any provision in the Partners GP LLC Agreement or the Delaware LLC Act, Holdings shall remain a member of Partners GP until Holdings ceases to be a member thereof pursuant to Section 1.8 hereof.

1.8 Admission of Partners as Sole Member of Partners GP; Continuation of Partners GP. Notwithstanding any provision in the Partners GP LLC Agreement, Partners agrees that it is bound by the Partners GP LLC Agreement, and Partners is hereby admitted to Partners GP as the sole member of Partners GP simultaneously with the consummation of the Partners GP Contribution. Immediately thereafter, Holdings shall and does hereby cease to be a member of Partners GP and shall thereupon cease to have or exercise any right or power as a member of Partners GP. The Parties agree that the Partners GP Contribution, the Holdings Asset Contribution, Partners’ admission as the sole member of Partners GP and Holdings ceasing to be a member of Partners GP shall not dissolve Partners GP, and Partners GP shall be continued without dissolution. Any provision of the Partners GP LLC Agreement that is inconsistent with this Agreement is hereby amended to permit the matters contemplated hereby.

1.9 Amendment and Restatement of Partners GP LLC Agreement. Pursuant to Section 13.05 of the Partners GP LLC Agreement, the Partners GP LLC Agreement is hereby amended and restated in its entirety by the third amendment and restatement thereof in the form attached hereto as Exhibit E.

1.7 Assumption by Partners of Liabilities of Holdings. In connection with the Contributions and in order to facilitate the Liquidation and Redistribution contemplated by the Simplification Agreement, Partners hereby assumes and agrees to duly and timely pay, perform and discharge any and all liabilities of Holdings, whether arising or accruing before or after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Holdings or its affiliates (the “Holdings Liabilities”), to the full extent that Holdings has been heretofore or would have been in the future obligated to pay, perform and discharge such Holdings Liabilities were it not for the execution, delivery and performance of this Agreement and the Simplification Agreement (the “Assumption”); provided, however, that said Assumption shall not (i) increase the obligation of Partners with respect to the Holdings Liabilities beyond that of Holdings, (ii) waive any valid defense that was available to Holdings with respect to the Holdings Liabilities or (iii) enlarge any rights or remedies of any third party, if any, under any of the Holdings Liabilities. The Parties hereby acknowledge that (a) the Assumption is intended to make reasonable provision for the payment of all claims against and obligations of Holdings known to Holdings or Holdings GP, including all contingent, conditional or unmatured contractual claims against Holdings known to Holdings or Holdings GP, (b) the Assumption is reasonably likely to be sufficient to provide compensation for any claim against Holdings which is the subject of a pending action, suit or proceeding to which Holdings is a party and (c) none of Holdings or Holdings GP is aware of any other claims against or liabilities of Holdings or any facts indicating that any other claims against or liabilities of Holdings are likely to arise or become known within 10 years following the date hereof.

ARTICLE II

FURTHER ASSURANCES

2.1 Further Assurances. From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (i) assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (iii) carry out the purposes and intent of this Agreement.

ARTICLE III

MISCELLANEOUS

3.1 Order of Completion. The matters provided for in Article I shall be completed in the order set forth therein.

3.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns; provided, however, that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Parties.

3.3 Fees and Expenses. Except as otherwise expressly provided in the Simplification Agreement, all legal, accounting and other fees, costs and expenses of a Party hereto incurred in connection with this Agreement and the matters contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

3.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the Parties at the addresses set forth in the Simplification Agreement or to such other Persons or at such other addresses as shall be furnished by any Party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

3.5 Entire Understanding; No Third Party Beneficiaries. This Agreement and the Simplification Agreement represent the entire understanding of the Parties with reference to the matters contemplated hereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

3.6 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by all Parties hereto.

3.7 Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

3.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

3.9 Signatures and Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

3.10 Enforcement of Agreement; Damages. The Parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall, to the fullest extent permitted by law, be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

3.11 Governing Law; Jurisdiction. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof that would call for the application of the laws of any other jurisdiction (except to the extent that mandatory provisions of federal or Delaware law govern). Each of the Parties hereto agrees that this Agreement involves at least U.S. $100,000.00 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. Each of the Parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) subject to service of process in the State of Delaware. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the matters contemplated hereby shall be brought in any federal or state court located in the State of Delaware, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that, to the fullest extent permitted by law, service of process on such Party as provided in Section 3.4 shall be deemed effective service of process on such Party.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Contribution and Assumption Agreement has been duly executed by the Parties as of the date first written above.

MAGELLAN GP, LLC

By:

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC, its general partner

By:

MAGELLAN MIDSTREAM HOLDINGS GP, LLC

By:

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Holdings GP, LLC, its general partner

By:

MGG GP HOLDINGS, LLC

By:	Magellan Midstream Holdings, L.P., its sole member

By:	Magellan Midstream Holdings GP, LLC, its general partner

By:

Signature Page to Contribution and Assumption Agreement

ANNEX C

FORM OF

PLAN OF LIQUIDATION

OF

MAGELLAN MIDSTREAM HOLDINGS, L.P.

This Plan of Liquidation, dated as of [            ], 2009 (this “Plan”), is entered into by and among Magellan Midstream Holdings, L.P., a Delaware limited partnership (“Holdings”), and Magellan Midstream Holdings GP, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP”), for itself and on behalf of all limited partners of Holdings (the “Limited Partners”). Certain capitalized terms used but not defined herein have the meanings assigned to them in the Simplification Agreement (as defined below).

W I T N E S E T H:

WHEREAS, Magellan Midstream Partners, L.P., a Delaware limited partnership (“Partners”), Magellan GP, LLC, a Delaware limited liability company and the general partner of Partners (“Partners GP”), Holdings and Holdings GP have entered into that certain Agreement Relating to Simplification of Capital Structure dated as of March 3, 2009 (the “Simplification Agreement”);

WHEREAS, on the date hereof and pursuant to the Simplification Agreement and the Restated Partners Partnership Agreement: (i) (a) the IDRs held by IDR LP, representing 100% of the IDRs, have been transformed into Partners Common Units and (b) the Partners General Partner Interest has been transformed into Partners Common Units and a non-economic general partner interest in Partners, (ii) Partners GP has caused IDR LP to distribute all of its Partners Common Units to Partners GP and IDR LLC, (iii) Partners GP has caused IDR LLC to distribute all of its Partners Common Units to Partners GP and (iv) Partners GP has distributed all of its Partners Common Units to Holdings (such Partners Common Units distributed to Holdings, together with the Partners Rights associated with such Partners Common Units, shall be referred to herein as the “New Partners Units”);

WHEREAS, following the distribution of the New Partners Units to Holdings, on the date hereof and pursuant to the Simplification Agreement and the Contribution and Assumption Agreement dated the date hereof by and among Partners, Partners GP, MGG GP Holdings, Holdings and Holdings GP (the “Contribution Agreement”): (i) Holdings has contributed (a) 100% of the limited liability company interests in MGG GP Holdings (the sole member of Holdings GP) to Partners GP and (b) (1) 100% of the limited liability company interests in Partners GP and (2) all cash and other remaining assets of Holdings other than the New Partners Units to Partners (collectively, the “Contributions”) and (ii) Partners has assumed all of the liabilities, debts and other obligations of Holdings (the “Assumption”);

WHEREAS, the Contributions and the Assumption were consummated in order to facilitate the matters contemplated by this Plan;

WHEREAS, pursuant to the Simplification Agreement, following the consummation of the matters described above, including the Contributions and the Assumption, and effective as of the Effective Time (as defined herein), Holdings GP and Holdings have agreed to effect the dissolution, winding up and distribution of all of the assets of Holdings in accordance with this Plan, the Fourth Amended and Restated Agreement of Limited Partnership of Holdings, dated as of February 15, 2006, as amended by Amendment No. 1 thereto, dated as of July 26, 2007, Amendment No. 2 thereto, dated as of December 1, 2008, and Amendment No. 3 thereto dated as of the date hereof (as so amended, the “Partnership Agreement”), and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “Act”);

WHEREAS, the Conflicts Committee (as defined in the Partnership Agreement) of the Board of Directors (as defined in the Partnership Agreement) of Holdings GP has approved this Plan and the matters contemplated hereby, which approval shall constitute “Special Approval” for purposes of the Partnership Agreement; and

WHEREAS, pursuant to Section 12.1(b) of the Partnership Agreement, the dissolution of Holdings pursuant to this Plan has been approved by the holders of a majority of the Outstanding Common Units (as defined in the Partnership Agreement) of Holdings.

NOW, THEREFORE, in consideration of the agreements herein, the undersigned hereby agree as follows:

ARTICLE I

DISSOLUTION; LIQUIDATOR

Section 1.1 Dissolution. Pursuant to Section 12.1(b) of the Partnership Agreement, Holdings shall be dissolved subject to the terms and conditions of the Partnership Agreement and this Plan.

Section 1.2 Effective Time of Dissolution. The dissolution of Holdings shall be effective on the date that is two days following the date of the Contributions pursuant to the Simplification Agreement (the “Effective Time”).

Section 1.3 Liquidator. Pursuant to Section 12.3 of the Partnership Agreement, Holdings GP is hereby appointed to act as Liquidator (as defined in the Partnership Agreement) of Holdings and is hereby delegated the authority to take all actions necessary to wind-up the affairs of Holdings and distribute Holdings’ assets to its partners as contemplated by Article II hereof. Except as permitted by Section 12.3 of the Partnership Agreement, the Liquidator shall not withdraw or cause the Liquidator to be replaced at any time.

Section 1.4 Certificate of Cancellation. Holdings GP has (i) executed a Certificate of Cancellation of the Certificate of Limited Partnership of Holdings in the form attached hereto as Annex A (the “Certificate of Cancellation”) and (ii) deposited the executed Certificate of Cancellation with Partners in escrow. Because, pursuant to the Assumption and as described in Article II hereof, reasonable provision has been made for the satisfaction of all liabilities of Holdings in accordance with the Act and because all remaining assets of Holdings will be distributed to its partners in accordance with Article II hereof, the Partnership Agreement and Article III of the Simplification Agreement, Holdings GP hereby authorizes Partners and/or Partners GP to file the executed Certificate of Cancellation in the office of the Secretary of State of the State of Delaware promptly following the dissolution of Holdings in accordance with Section 2.1(e) of the Simplification Agreement and the deposit by Holdings of the New Partners Units with the Distribution Agent pursuant to Article III of the Simplification Agreement. The parties confirm that the separate legal existence of Holdings shall cease, and the Partnership Agreement shall terminate, upon the filing of the Certificate of Cancellation in the office of the Secretary of State of the State of Delaware.

ARTICLE II

CONFIRMATION OF SATISFACTION OF LIABILITIES OF THE PARTNERSHIP;

DISTRIBUTION OF ASSETS OF THE PARTNERSHIP

Section 2.1 Satisfaction of Liabilities. Pursuant to the Assumption as provided in the Contribution Agreement, Partners has assumed all debts, obligations and liabilities of Holdings. Holdings GP hereby confirms that (i) in connection with the Assumption, reasonable provision has been made for the payment of all claims against and obligations known to Holdings, including all contingent, conditional or unmatured contractual claims known to Holdings, (ii) the Assumption is reasonably likely to be sufficient to provide compensation for any claim against Holdings which is the subject of a pending action, suit or proceeding to which Holdings is a party and (iii) it is not aware of any other claims against or liabilities of Holdings or any facts indicating that any other claims against or liabilities of Holdings are likely to arise or become known within 10 years following the date hereof.

Section 2.2 Distribution of Remaining Assets. Upon the Effective Time and in accordance with Section 12.4 of the Partnership Agreement, the New Partners Units (which, following the Contributions and the Assumption pursuant to the Contribution Agreement, constitute the only remaining assets of Holdings) shall be distributed to the Partners (as defined in the Partnership Agreement) in accordance with Section 12.4 of the Partnership Agreement and the procedures set forth in Article III of the Simplification Agreement.

Section 2.3 Further Assurances; Power of Attorney. Holdings GP agrees to execute, swear to, acknowledge, deliver, file and record all such additional certificates, documents and other instruments, and will do all such other acts and things, all in accordance with the Act, as may be necessary or appropriate to carry out the purposes and intent of this Plan and the Simplification Agreement following the Effective Time with respect to Holdings. In addition, Holdings hereby constitutes and appoints Holdings GP, with full power of substitution, as its true and lawful agent and attorney-in-fact with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver, file and record all certificates (including the filing of the Certificate of Cancellation), documents and other instruments on behalf of Holdings that Holdings GP determines necessary and appropriate to carry out the matters contemplated by this Plan, the Partnership Agreement and the Simplification Agreement following the Effective Time. This power of attorney is coupled with an interest and shall survive, and not be affected by, the dissolution and termination of Holdings.

ARTICLE III

MISCELLANEOUS

Section 3.1 Amendment. This Plan may be amended, modified or supplemented only by a written instrument executed by Holdings, Holdings GP and Partners.

Section 3.2 Entire Understanding; Third Party Beneficiaries. This Plan, the Partnership Agreement, the Contribution Agreement and the Simplification Agreement represent the entire understanding of the parties hereto with reference to the matters contemplated hereby and supersede any and all other oral or written agreements heretofore made. The parties hereto agree that this Plan is intended to be for the benefit of, and shall be enforceable by, Partners. Except as contemplated by this Section 3.2, nothing in this Plan, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

Section 3.3 Counterparts. This Plan may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 3.4 Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof that would call for the application of the laws of any other jurisdiction (except to the extent that mandatory provisions of federal or Delaware law govern).

Section 3.5 Severability. Any provision of this Plan that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Plan invalid, illegal or unenforceable in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties caused this Plan to be duly executed as of the date first above written.

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Holdings GP, LLC, its general partner

By:
Name:
Title:

MAGELLAN MIDSTREAM HOLDINGS GP, LLC

By:
Name:
Title:

LIMITED PARTNERS

All Limited Partners

By:	Magellan Midstream Holdings GP, LLC, as attorney-in-fact for the Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 2.6 of the Partnership Agreement.

By:
Name:
Title:

Signature Page to Plan of Liquidation

Annex A

to Plan of

Liquidation

FORM OF CERTIFICATE OF CANCELLATION OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF MAGELLAN MIDSTREAM HOLDINGS, L.P.

Magellan Midstream Holdings GP, LLC (“General Partner”), the general partner of Magellan Midstream Holdings, L.P. (the “Partnership”), a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (the “Act”), for the purpose of canceling the Certificate of Limited Partnership of the Partnership pursuant to Section 17-203 of the Act hereby certifies that:

1. The name of the limited partnership is Magellan Midstream Holdings, L.P.

2. The Partnership’s Certificate of Limited Partnership was filed in the Office of the Secretary of State of the State of Delaware on April 14, 2003.

3. This Certificate of Cancellation of Certificate of Limited Partnership shall become effective upon filing with the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned general partner of the Partnership has executed this Certificate of Cancellation as of the      day of         , 2009.

MAGELLAN MIDSTREAM HOLDINGS GP, LLC

By:
Name:
Title:

ANNEX D

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

MAGELLAN MIDSTREAM PARTNERS, L.P.

i

ii

iii

iv

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

MAGELLAN MIDSTREAM PARTNERS, L.P.

THIS FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MAGELLAN MIDSTREAM PARTNERS, L.P. dated as of             , 2009, is entered into by and among Magellan GP, LLC, a Delaware limited liability company, as the General Partner and as the lawful agent and attorney-in-fact for the Limited Partners, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein.

WHEREAS, the Partnership, the General Partner, Holdings and Magellan Midstream Holdings GP, LLC, the general partner of Holdings, entered into that certain Agreement Relating to Simplification of Capital Structure dated as of             , 2009 (the “Simplification Agreement”) in order to, among other things, transform the Incentive Distribution Rights and the previously existing general partner interest in the Partnership into Common Units, eliminate the General Partner’s limited call right and simplify the ownership structure of the Partnership.

NOW, THEREFORE, the General Partner, pursuant to the Special Approval and Unitholder approval of the amendments effected hereby, does hereby amend and restate the Fourth Amended and Restated Agreement of Limited Partnership of Magellan Midstream Partners, L.P. dated as of April 13, 2005 as heretofore amended (the “2005 Agreement”) to provide, in its entirety, as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“2002 Agreement” means that certain Second Amended and Restated Agreement of the Limited Partnership of the Partnership dated as of September 27, 2002, as amended.

“2005 Agreement” has the meaning set forth in the recitals.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.3 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(b)(i) or 6.1(b)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of a Common Unit or any other Partnership Security shall be the amount which such Adjusted Capital Account would be if such Common Unit or other Partnership Security were the only interest in the Partnership held by a Partner from and after the date on which such Common Unit or other Partnership Security was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.4(d)(i) or 5.4(d)(ii).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Fifth Amended and Restated Agreement of Limited Partnership of Magellan Midstream Partners, L.P., as it may be amended, supplemented or restated from time to time.

“Assignee” means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date,

(a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

(b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.3 in respect of any one or more of the next four Quarters; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Board of Directors” means the Board of Directors of the General Partner (or comparable governing body of any successor to the General Partner).

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.4 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Oklahoma shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.4. The “Capital Account” of a Partner in respect of a Common Unit or any other Partnership Security shall be the amount which such Capital Account would be if such Common Unit or other Partnership Security were the only interest in the Partnership held by a Partner from and after the date on which such Common Unit or other Partnership Security was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement or the Contribution and Assumption Agreement.

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ and Assignees’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.4(d)(i) and 5.4(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Certificate” means a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Closing Price” means, in respect of any class of Limited Partner Interests, as of the determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which the respective Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined reasonably and in good faith by the General Partner.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to Common Units in this Agreement.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of three or more directors who meet the independence and experience requirements as set forth most recently by the New York Stock Exchange.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.4(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Contribution and Assumption Agreement” means that certain Contribution and Assumption Agreement, dated the even date herewith, among the General Partner, the Partnership, Holdings, Magellan Midstream Holdings GP, LLC, the general partner of Holdings, and MGG GP Holdings, LLC, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(b)(ix).

“Current Market Price” means, in respect as of any date of any class of Limited Partner Interests, as of the date of determination, the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. §17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Partner” means a former General Partner from and after the effective date of any removal of such former General Partner pursuant to Section 11.2.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Director” means any member of the Board of Directors.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“General Partner” means Magellan GP, LLC (formerly known as WEG GP LLC), a Delaware limited liability company, as the successor to the Predecessor General Partner, and its successors and permitted assigns as general partner of the Partnership.

“General Partner Interest” means the management interest of the General Partner in the Partnership in its capacity as a general partner (without reference to any Limited Partner Interest held by it) which includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not have any rights to ownership, profit or any rights to receive any distributions from operations or the liquidation of the Partnership.

“GP Transfer Agreement” means the Assignment, Assumption and Amendment Agreement, dated as of November 15, 2002, among the General Partner, the Predecessor General Partner, Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc. and the Partnership.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

“Group Member” means a member of the Partnership Group.

“Holdings” means Magellan Midstream Holdings, L.P. (formerly known as WEG Acquisitions, L.P.), a Delaware limited partnership.

“Incentive Distribution Right” has the meaning assigned to such term in Section 1.1 of the 2005 Agreement.

“Indemnitee” means (a) the General Partner, (b) any Departing Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing Partner, (d) any Person who is or was a member, partner, officer, director, employee, agent or trustee of any Group Member, the General Partner or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner, and (e) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“Limited Partner” means, unless the context otherwise requires, (a) the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner (as defined in the 2005 Agreement), each Substituted Limited Partner and each Additional Limited Partner or (b) solely for purposes of Articles V, VI, VII and IX, each Assignee.

“Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“Magellan OLP” means Magellan OLP, L.P. (formerly known as Williams OLP, L.P.), a Delaware limited partnership.

“Magellan Pipeline GP” means Magellan Pipeline GP, LLC, a Delaware limited liability company.

“Magellan Pipeline Terminals” means Magellan Pipeline Terminals, L.P., a Delaware limited partnership.

“Magellan Pipeline” means Magellan Pipeline Company, L.P. (formerly known as Williams Pipe Line Company, LLC), a Delaware limited partnership.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.4(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable year, the excess, if any, of the Partnership’s items of income and gain for such taxable year over the Partnership’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.4(b) and shall not include any items specially allocated under Section 6.1.

“Net Loss” means, for any taxable year, the excess, if any, of the Partnership’s items of loss and deduction for such taxable year over the Partnership’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.4(b) and shall not include any items specially allocated under Section 6.1.

“New Omnibus Agreement” means that New Omnibus Agreement, dated as of June 17, 2003, among Holdings, Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., and The Williams Companies, Inc., as such agreement may be amended, supplemented or restated from time to time.

“New Services Agreement” means that New Services Agreement, dated as of June 17, 2003, among the General Partner, the Partnership and Holdings, as such agreement may be amended, supplemented or restated from time to time.

“Non-citizen Assignee” means a Person whom the General Partner has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 4.9.

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditures (including, without limitation, any expenditures described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Operating General Partner” means Magellan Operating GP, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, and any successors and permitted assigns as the general partner of Magellan OLP.

“Operating Partnerships” means Magellan OLP, Magellan Pipeline, Magellan Pipeline Terminals and such other Persons that are treated as partnerships for federal income tax purposes that are majority-owned by the Partnership and controlled by the Partnership (whether by direct or indirect ownership of the general partner of such Person or otherwise) and established or acquired for the purpose of conducting the business of the Partnership.

“Operating Partnership Agreements” means the agreement of limited partnership of any Operating Partnership that is a limited partnership, and any limited liability company agreement of any Operating Partnership that is a limited liability company that is treated as a partnership for federal income tax purposes, as such may be amended, supplemented or restated from time to time.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

“Organizational Limited Partner” means Williams Energy Services, LLC in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement; provided, further, that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates; or (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Magellan Midstream Partners, L.P. (formerly known as Williams Energy Partners, L.P.), a Delaware limited partnership, and any successors thereto.

“Partnership Group” means the Partnership, the Operating Partnerships and any Subsidiary of any such entity, including the Operating General Partner, treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units. Partnership Security shall not include the General Partner Interest.

“Percentage Interest” means as of any date of determination as to any Unitholder or Assignee holding Units, the quotient obtained by dividing (a) the number of Units held by such Unitholder or Assignee by (b) the total number of all Units then outstanding. The Percentage Interest with respect to the General Partner Interest shall at all times be zero.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Predecessor General Partner” means Williams GP LLC, in its capacity as the general partner of the Partnership prior to the transfer of the General Partner Interest to the General Partner pursuant to the GP Transfer Agreement.

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests and (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Securities, the Person in whose name any such other Partnership Security is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9(a).

“Removal Opinion of Counsel” means an Opinion of Counsel opining that the removal of the General Partner (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of a limited partner or member of the Operating Partnerships or cause the Partnership or the Operating Partnerships to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such).

“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(b)(i), 6.1(b)(ii), 6.1(b)(iii), 6.1(b)(vi) or 6.1(b)(viii).

“Residual Gain” or “Residual Loss” means any item of gain or loss; as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i) or 6.2(b)(ii), respectively, to eliminate Book-Tax Disparities.

“Restricted Assets” has the meaning set forth in the New Omnibus Agreement.

“Simplification Agreement” has the meaning set forth in the recitals.

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Subordinated Unit” has the meaning assigned to such term in Section 1.1 of the 2005 Agreement.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such-Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.1 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Trading Day” means, for the purpose of determining the Current Market Price of any class of Partnership Securities, a day on which the principal National Securities Exchange on which such Partnership Securities of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Transfer Application” means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units but shall not include the General Partner Interest.

“Unitholders” means the holders of the Common Units.

“Unit Majority” means a majority of the Outstanding Common Units.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.4(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.4(d)).

“U.S. GAAP” means United States Generally Accepted Accounting Principles consistently applied.

“Working Capital Borrowings” means borrowings exclusively for working capital purposes made pursuant to a credit facility or other arrangement requiring all such borrowings thereunder to be reduced to a relatively small amount each year for an economically meaningful period of time.

Section 1.2. Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II

ORGANIZATION

Section 2.1. Formation.

The Predecessor General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2. Name.

The name of the Partnership shall be “Magellan Midstream Partners, L.P.” The Partnership’s business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words “Limited Partnership,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3. Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at One Williams Center, Tulsa, Oklahoma 74172 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be One Williams Center, Tulsa Oklahoma 74172 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4. Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as a partner of Magellan OLP and, in connection therewith, to exercise all the rights and powers conferred upon, the Partnership as a partner of Magellan OLP pursuant to the Operating Partnership Agreement of Magellan OLP or otherwise, (b) serve as the sole member of the Operating General Partner and, in connection therewith, to exercise all the rights and powers held by the Partnership as the sole member of the Operating General Partner, pursuant to the Operating Partnership Agreement of the Operating General Partner or otherwise, (c) serve as a partner of Magellan Pipeline and, in connection therewith, to exercise all the rights and powers held by the Partnership as a partner of Magellan Pipeline, pursuant to Operating Partnership Agreement of Magellan Pipeline or otherwise, (d) serve as the sole member of Magellan Pipeline GP and, in connection therewith, to exercise all the rights and powers held by the Partnership as the sole member of Magellan Pipeline GP, pursuant to the Operating Partnership Agreement of Magellan Pipeline GP or otherwise, (e) serve as the sole member of the General Partner and, in connection therewith, to exercise all the rights and powers held by the Partnership as the sole member of the General Partner, pursuant to the Operating Partnership Agreement of the General Partner or otherwise, (f) serve as a partner of Magellan Pipeline Terminals and, in connection therewith, to exercise all the rights and powers held by the Partnership as a partner of Magellan Pipeline Terminals, pursuant to the Operating Partnership Agreement of Magellan Pipeline Terminals or otherwise, (g) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnerships are permitted to engage in by the Operating Partnership Agreements and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (h) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other entity or arrangement to engage indirectly in, any business activity that the General Partner approves and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity and (i) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner reasonably determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

Section 2.5. Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6. Power of Attorney.

(a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.2, the Liquidator, (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.5; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.7. Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.8. Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

Section 2.9. Certain Undertakings Relating to the Separateness of the Partnership.

(a) Separate Records. The Partnership shall maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements, separate from those of any other Person, except its consolidated Subsidiaries.

(b) Separate Assets. The Partnership shall not commingle or pool its funds or other assets with those of any other Person, except its consolidated Subsidiaries, and shall maintain its assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.

(c) Separate Name. The Partnership shall (i) conduct its business in its own name, (ii) use separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding its separate identity, and (iv) generally hold itself out as a separate entity.

(d) Separate Credit. The Partnership shall not (i) pay its own liabilities from a source other than its own funds, (ii) guarantee or become obligated for the debts of any other Person, except its Subsidiaries, (iii) hold out its credit as being available to satisfy the obligations of any other Person, except its Subsidiaries, (iv) acquire obligations or debt securities of Holdings its Affiliates (other than the Partnership or its Subsidiaries), or (v) pledge its assets for the benefit of any Person or make loans or advances to any Person, except its Subsidiaries; provided that the Partnership may engage in any transaction described in clauses (ii)-(v) of this Section 2.9(d) if prior Special Approval has been obtained for such transaction and either (A) the Conflicts Committee has determined, or has obtained reasonable written assurance from a nationally recognized firm of independent public accountants or a nationally recognized investment banking or valuation firm, that the borrower or recipient of the credit extension is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (iv), such transaction is completed through a public auction or a National Securities Exchange.

(e) Separate Formalities. The Partnership shall (i) observe all partnership formalities and other formalities required by its organizational documents, the laws of the jurisdiction of its formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over it, (ii) engage in transactions with the General Partner and its Affiliates (other than another Group Member) in conformity with the requirements of Section 7.9, and (iii) subject to the terms of the New Omnibus Agreement and the New Services Agreement, promptly pay, from its own funds, and on a current basis, its allocable share of general and administrative expenses, capital expenditures, and costs for shared services performed by Affiliates of the General Partner (other than another Group Member). Each material contract between the Partnership or another Group Member, on the one hand, and the Affiliates of the General Partner (other than a Group Member), on the other hand, shall be in writing.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1. Limitation of Liability.

The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2. Management of Business.

No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 3.3. Outside Activities of the Limited Partners.

Subject to the provisions of Section 7.5 and Article III of the New Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

Section 3.4. Rights of Limited Partners.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner’s own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii) promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b) The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;

REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1. Certificates.

Upon the Partnership’s issuance of Common Units to any Person, the Partnership may issue one or more Certificates in the name of such Person evidencing the number of such Common Units being so issued. In addition, upon the request of any Person owning any other Partnership Securities other than Common Units, the Partnership shall issue to such Person one or more Certificates evidencing such Partnership Securities. If issued, Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership. Notwithstanding the above provisions, Common Units and any other Partnership Securities may be uncertificated.

Section 4.2. Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Partnership.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3. Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

Section 4.4. Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its General Partner Interest to another Person who becomes the General Partner, by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c) Nothing contained in this Agreement shall be construed to prevent a disposition by any member of the General Partner of any or all of the issued and outstanding membership interests of the General Partner.

Section 4.5. Registration and Transfer of Limited Partner Interests.

(a) The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates, or evidence of the issuance of uncertificated Common Units, evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b) Except as otherwise provided in Section 4.8, the Partnership shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests, or other evidence of the uncertificated Common Units, are surrendered for registration of transfer and such Certificates, or other evidence of the uncertificated Common Units, are accompanied by a Transfer Application duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate, or uncertificated issuance of Common Units under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) Limited Partner Interests may be transferred only in the manner described in this Section 4.5. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

(d) Until admitted as a Substituted Limited Partner pursuant to Section 10.1, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

(e) A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

Section 4.6. Transfer of the General Partner’s General Partner Interest.

(a) Subject to Section 4.6(b), the General Partner may transfer its General Partner Interest to any Person without Unitholder approval.

(b) Notwithstanding anything herein to the contrary, no transfer by the General Partner of its General Partner Interest to another Person shall be permitted unless (i) the General Partner transfers its General Partner Interest in whole and not in part, (ii) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner or any member of the Operating Partnerships or cause the Partnership or the Operating Partnerships to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iv) the organizational documents of the owner of all the General Partner Interest provide for the establishment of a “Conflicts Committee” to approve certain matters with respect to the General Partner and the Partnership, the selection of “Independent Directors” as members of such Conflicts Committee, and the submission of certain matters to the vote of such Conflicts Committee upon similar terms and conditions as set forth in the limited liability company agreement of the General Partner, as the same exists as of the date of this Agreement so as to provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as a General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution. This Section 4.6 is not intended to restrict the ability of the General Partner to delegate authority to agents, but rather, this Section 4.6 only applies to a change in the general partner of the Partnership.

Section 4.7. Restrictions on Transfers.

(a) Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or Operating Partnerships to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

(b) The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

Section 4.8. Citizenship Certificates; Non-citizen Assignees.

(a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.9. In addition, the General Partner may require that the status of any such Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

(b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9, and upon his admission pursuant to Section 10.1, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

Section 4.9. Redemption of Partnership Interests of Non-citizen Assignees.

(a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

(i) The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests, or other evidence of uncertificated Common Units evidencing the Redeemable Interests, and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, or other evidence of uncertificated Common Units evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefore.

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b) The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification delivered in connection with the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1. Transformation of the Incentive Distribution Rights.

The Incentive Distribution Rights that existed immediately prior to the date hereof are hereby transformed into an aggregate of              Common Units. From the date hereof, the Incentive Distribution Rights shall no longer exist.

Section 5.2. Transformation of the General Partner Interest.

The 1.9826% general partner interest in the Partnership that existed immediately prior to the date hereof is hereby transformed into a non-economic interest in the Partnership and              Common Units. From the date hereof, the General Partner Interest shall only represent a non-economic management interest of the General Partner in the Partnership. Magellan GP, LLC hereby continues as general partner of the Partnership and the Partnership is continued without dissolution.

Section 5.3. Interest and Withdrawal.

No interest on Capital Contributions shall be paid by the Partnership. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.4. Capital Accounts.

(a) The Partnership shall maintain for each Limited Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with

Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i) Solely for purposes of this Section 5.4, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Operating Partnership Agreements) of all property owned by the Operating Partnerships or any other Subsidiary that is classified as a partnership for federal income tax purposes.

(ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which has been made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(v) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(vi) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.4(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

(vii) If the Partnership’s adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

(c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property or the issuance of Partnership Interests as consideration for the provision of services, the Capital Accounts of each Limited Partner and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.

(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.4(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such method of valuation as it may adopt.

Section 5.5. Issuances of Additional Partnership Securities.

(a) The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its discretion, all without the approval of any Limited Partners.

(b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.5(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Partnership Security.

(c) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.5, (ii) the admission of Additional Limited Partners and (iii) all additional issuances of Partnership Securities. The General Partner is further authorized and directed to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any, National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

(d) No fractional Units shall be issued by the Partnership.

Section 5.6. No Preemptive Right.

No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.

Section 5.7. Splits and Combination.

(a) Subject to Section 5.7(d), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

(b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.5(d) and this Section 5.7(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.8. Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non assessability may be affected by Section 17-607 of the Delaware Act.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1. Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.4(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

(a) Net Income and Net Loss. After giving effect to the special allocations set forth in Section 6.1(b), Net Income and Net Loss for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income and Net Loss for such taxable year shall be allocated to the Unitholders, in accordance with their Percentage Interest.

(b) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(b), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(b) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(b)(v) and 6.1(b)(vi)). This Section 6.1(b)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(b)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(b), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(b), other than Section 6.1(b)(i) and other than an allocation pursuant to Sections 6.1(b)(v) and 6.1(b)(vi), with respect to such taxable period. This Section 6.1(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(b)(i) or (ii).

(iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of the amount such Partner is required to restore pursuant to the provisions of this Agreement and the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(b)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(b)(iv) were not in this Agreement.

(v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the

Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(vii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

(viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix) Curative Allocation.

(A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(b)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(b)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

(B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 6.1(b)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(b)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(x) Allocations for Common Units. With respect to any taxable period of the Partnership ending upon, or after, an event that triggers an adjustment to the Carrying Value of Partnership property pursuant to Section 5.4(d) occurring after the Transformation (as defined in the Simplification Agreement), Unrealized Gains and Unrealized Losses shall be allocated to the Limited Partners so that each Unit, including each New Partners Unit (as defined in the Simplification Agreement), has the same Per Unit Capital Amount.

Section 6.2. Allocations for Tax Purposes.

(a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.4(d)(i) or 5.4(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with

Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

(c) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(d) The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

(e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g) Each item of Partnership income, gain, loss and deduction, shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner in its sole discretion, shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary or appropriate in its discretion, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

Section 6.3. Distributions.

(a) Within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Limited Partners as of the Record Date selected by the General Partner in accordance with each Limited Partner’s Percentage Interest. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Delaware Act or any other applicable law.

(b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c) The General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

(d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1. Management.

(a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including the Operating Partnerships); the repayment of obligations of the Partnership Group and the making of capital contributions to any member of the Partnership Group;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Operating Partnerships from time to time) subject to the restrictions set forth in Section 2.4;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

(xiii) the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities; and

(xiv) the undertaking of any action in connection with the Partnership’s ownership or operation of any Group Member, including exercising, on behalf and for the benefit of the Partnership, the Partnership’s rights as a partner of Magellan OLP, Magellan Pipeline and Magellan Pipeline Terminal and the sole member of the Operating General Partner, Magellan Pipeline GP and the General Partner.

(b) Notwithstanding any other provision of this Agreement, the Operating Partnership Agreements of Magellan OLP, Operating General Partner, Magellan Pipeline GP, Magellan Pipeline and Magellan Pipeline Terminal, the Delaware Act or any

applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Operating Partnership Agreements of Magellan OLP, Operating General Partner, Magellan Pipeline GP, the General Partner, Magellan Pipeline and Magellan Pipeline Terminal, the Simplification Agreement, the Contribution and Assumption Agreement and all related documents; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement, shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2. Certificate of Limited Partnership.

The Predecessor General Partner has caused the Certificate of Limited Partnership and the General Partner has caused an Amendment to the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act for purposes of changing the Partnership’s name and stating the General Partner and its address. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3. Restrictions on General Partner’s Authority.

(a) The General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its interest as general partner of the Partnership.

(b) Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnerships, without obtaining both the approval of holders of a Unit Majority and Special Approval; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership or Operating Partnerships and shall not apply to any forced sale of any or all of the assets of the Partnership or Operating Partnerships pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the Operating Partnership Agreements or, except as expressly permitted by Section 7.9(d), take any action permitted to be taken by a partner or member of the Operating Partnerships, in either case, that would have a material adverse effect on the Partnership as a partner or member of the Operating Partnerships or (ii) except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner.

Section 7.4. Reimbursement of the General Partner.

(a) Except as provided in this Section 7.4 and elsewhere in this Agreement or in the Operating Partnership Agreements, the General Partner shall not be compensated for its services as General Partner.

(b) The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including payments made for the benefit of the Partnership to or on behalf of the Operating General Partner and including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership, any Group Member or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c) The General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliate is obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliate of Partnership Securities purchased by the General Partner or such Affiliate from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

Section 7.5. Outside Activities.

(a) The General Partner of the Partnership (i) agrees that its sole business will be to act as the general partner or managing member of the Partnership, MGG GP Holdings, LLC and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member of one or more Group Members or MGG GP Holdings, LLC or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member and (iii) except to the extent permitted in the New Omnibus Agreement, shall not, and shall cause its Affiliates not to engage in any business having Restricted Assets.

(b) Except as specifically restricted by Section 7.5(a) and the New Omnibus Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreements or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

(c) Subject to the terms of Section 7.5(a), and Section 7.5(b) and the New Omnibus Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner’s fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the General Partner and the Indemnities shall have no obligation to present business opportunities to the Partnership.

(d) The General Partner and any of its Affiliates may acquire Units or other Partnership Securities and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of the General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities.

(e) The term “Affiliates” when used in Section 7.5(a) with respect to the General Partner shall not include any Group Member or any Subsidiary of the Group Member.

(f) Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Section 7.7, 7.8, 7.9, 7.10 or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partner has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

Section 7.6. Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

(a) The General Partner or its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner’s financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

(d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to the Contribution and Assumption Agreement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

(f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

Section 7.7. Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Contribution and Assumption Agreement (other than obligations incurred by the General Partner on behalf of the Partnership or the Operating Partnerships). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8. Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b) Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

(d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the General Partner’s and any Group Member’s directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9. Resolution of Conflicts of Interest.

(a) Unless otherwise expressly provided in this Agreement or the Operating Partnership Agreements, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnerships, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreements, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized, but not required in connection with its resolution of such conflict of interest, to seek Special Approval of such resolution; provided, however, that, without obtaining Special Approval, no Group Member shall acquire any assets or business from the General Partner or any of its Affiliates (other than another Group Member) the purchase price of which will exceed greater than 5% of the gross (undepreciated) book value of property, plant and equipment as reflected on the Partnership’s consolidated balance sheet as of the end of the calendar three-month or annual period next preceding the date of any such acquisition. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts Committee in connection with any Special Approval) shall be authorized in connection with its determination of what is “fair and reasonable” to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

(b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Operating Partnerships, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreements, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of “reasonable discretion” set forth in the definitions of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business.

(c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

(d) The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

Section 7.10. Other Matters Concerning the General Partner.

(a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

(d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

Section 7.11. Purchase or Sale of Partnership Securities.

The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

Section 7.12. Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1. Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2. Fiscal Year.

The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3. Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or furnished to each Record Holder of a Unit as of a date selected by the General Partner in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or furnished to each Record Holder of a Unit, as of a date selected by the General Partner in its discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1. Tax Returns and Information.

The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record

Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2. Tax Elections.

(a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

(b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

(c) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3. Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4. Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1. Admission of Substituted Limited Partner.

By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

Section 10.2. Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.3. Admission of Additional Limited Partners.

(a) A Person (other than the General Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 10.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

Section 10.4. Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1. No Withdrawal by the General Partner.

(a) Except in the event the General Partner has transferred all of its General Partner Interest in accordance with Section 4.6, the General Partner may not withdraw as general partner of the Partnership for any reason whatsoever. Any attempt of withdrawal by the General Partner shall, to the fullest extent permitted by law, be null and void. The General Partner may only be removed pursuant to Section 11.2.

(b) Notwithstanding Section 11.1(a), if the General Partner withdraws as general partner of the Partnership in violation of this Agreement pursuant to Section 17-602 of the Delaware Act:

(i) The withdrawing General Partner shall give 90 days prior notice of such withdrawal to the Limited Partners.

(ii) The successor General Partner shall be elected by a plurality of the votes of the Limited Partners cast at a special meeting or an annual meeting where a quorum is present.

(iii) A successor General Partner elected pursuant to Section 11.1(b)(ii) shall be admitted to the Partnership as the General Partner, effective as of the date immediately prior to the withdrawal of the predecessor General Partner; provided, however, that no such successor shall be admitted to the Partnership until such successor has executed and delivered this Agreement and such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

(iv) The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, as the case may be, of the other Group Members of which the General Partner is a general partner or a managing member.

(v) Upon the withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1(b)(ii), the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership.

Section 11.2. Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Unitholders holding at least 100% of the Outstanding Units (including Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding at least 100% of the Outstanding Units (including Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, as the case may be, of the other Group Members of which the General Partner is a general partner or a managing member. The Person so elected as a successor General Partner in accordance with the terms of this Section 11.2 shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, as the case may be, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received a Removal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

Section 11.3. Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1. Dissolution.

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a) the General Partner withdraws as general partner as provided in Section 11.1(b), unless a successor is elected as provided in Section 11.1(b)(ii) and such successor is admitted to the Partnership pursuant to Section 10.2;

(b) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority and, if the General Partner is then an Affiliate of The Williams Companies, Inc., a Delaware corporation, after obtaining Special Approval;

(c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d) the sale of all or substantially all of the assets and properties of the Partnership Group.

Section 12.2. Continuation of the Business of the Partnership After Dissolution.

Upon dissolution of the Partnership following the withdrawal or removal of the General Partner as provided in Section 11.1(b) or 11.2 and the failure of the Partners to select a successor to such Departing Partner pursuant to Sections 11.1 or 11.2, then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the reconstituted Partnership shall continue unless earlier dissolved in accordance with this Article XII; and

(ii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the

Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Operating Partnerships would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

Section 12.3. Liquidator.

Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of a Unit Majority. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4. Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

(a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

Section 12.5. Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6. Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7. Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8. Capital Account Restoration.

No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

Section 12.9. Certain Prohibited Acts

Without obtaining Special Approval, the General Partner shall not take any action to cause the Partnership to (i) make or consent to a general assignment for the benefit of the Partnership’s creditors; (ii) file or consent to the filing of any bankruptcy, insolvency or reorganization petition for relief under the United States Bankruptcy Code naming the Partnership or otherwise seek, with respect to the Partnership, relief from debts or protection from creditors generally; (iii) file or consent to the filing of a petition or answer seeking for the Partnership a liquidation, dissolution, arrangement or similar relief under any law; (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partnership in a proceeding of the type described in clauses (i) – (iii) of this Section 12.9; (v) seek, consent to or acquiesce in the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or for all or any substantial portion of its properties; (vi) sell all or substantially all of its assets, except in accordance with Section 7.3(b); (vii) dissolve or liquidate, except in accordance with Article XII; or (viii) merge or consolidate, except in accordance with Article XIV.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1. Amendment to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership and the Operating Partnerships will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

(d) a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.7 or (iv) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.5;

(h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k) a merger or conveyance pursuant to Section 14.3(d); or

(l) any other amendments substantially similar to the foregoing.

Section 13.2. Amendment Procedures.

Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the holders of a Unit

Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3. Amendment Requirements.

(a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld in its sole discretion, (iii) change Section 12.1(b), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(b), give any Person the right to dissolve the Partnership.

(c) Except as provided in Section 14.3, and except as otherwise provided, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Common Units and Subordinated Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment of (i) the definitions of “Conflicts Committee,” (ii) Section 2.9, (iii) Section 4.6, (iv) Section 7.3(b), (v) Section 7.9(a), (vi) Section 12.1(b); (vii) Section 12.9; (viii) Section 14.2, or (ix) any other provision of this Agreement requiring that Special Approval be obtained as a condition to any action, shall be effective without first obtaining Special Approval.

(f) Except as provided in Section 13.1, this Section 13.3 shall be amended only with the approval of the holders of at least 90% of the Outstanding Units and, in the case of Section 13.3(e), only after obtaining Special Approval.

Section 13.4. Meetings.

(a) All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII.

(b) Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A special meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote at any special meeting for the election of directors to the Board of Directors of the General Partner or on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

(c) (i) An annual meeting of the Limited Partners for the election of directors to the Board of Directors of the General Partner and such other matters as the Board of Directors shall submit to a vote of the Limited Partners shall be held on the second Wednesday in May of each year if a Business Day, and if not a Business Day, then on the next Business Day following, at 10 a.m., or at such other date and time as may be fixed from time to time by the General Partner at such place within or without the State of Delaware as may be fixed from time to time by the General Partner and all as stated in the notice of the meeting. Notice of the annual meeting shall be given in accordance with Section 13.5 not less than 10 days nor more than 60 days prior to the date of such meeting.

(ii) The Limited Partners entitled to vote at the annual meeting shall vote together as a single class. The Limited Partners entitled to vote shall elect by a plurality of the votes cast at such meeting persons to serve on the Board of Directors of the General Partner who are nominated in accordance with the provisions of this Section 13.4(c). The exercise by a Limited Partner of the right to elect the Directors and any other rights afforded to such Limited Partner under this Section 13.4(c) shall be in such Limited Partner’s capacity as a limited partner of the Partnership and shall not cause a Limited Partner to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize such Limited Partner’s limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

(iii) Each Limited Partner entitled to vote shall be entitled to one vote for each Outstanding Unit that is registered in the name of such Limited Partner on the Record Date for such meeting; provided, however, that the General Partner and its Affiliates shall not be entitled to vote Units representing, in the aggregate, more than 20% of the total number of Outstanding Units that are entitled to vote at the annual meeting and any such Units that are not entitled to be voted pursuant to this provision shall not be deemed to be Outstanding for purposes of determining a quorum under Section 13.9; provided further, however, that each Outstanding Subordinated Unit shall count as 0.5 of a Unit and have 0.5 of a vote for the purposes of this Section 13.4(c) and shall count as 0.5 of a Unit for the purposes of determining a quorum under Section 13.9; provided further, however, that if the General Partner or its Affiliates have pledged any of the Subordinated Units as collateral to secure indebtedness and such collateral is transferred to the holders of such indebtedness as a result of a default with respect to such indebtedness, then the immediately preceding proviso shall be deemed automatically to be of no further force and effect and each Outstanding Subordinated Unit shall again count as one Unit and have one vote for the purposes of this Section 13.4(c) and be counted as one Unit for the purposes of determining a quorum.

(iv) The number of Directors that shall constitute the whole Board of Directors of the General Partner shall not be less than seven and not more than nine as shall be established from time to time by a resolution adopted by a majority of the Directors, provided that no decrease shall shorten the term of any incumbent Director. The Directors shall be classified with respect to their terms of office by dividing them into three (3) classes established pursuant to the limited liability company agreement of the General Partner, each class to be as nearly equal in number as possible. At each annual meeting of the Limited Partners, Directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting.

(v) Each Director shall hold office for the term for which such Director is elected and thereafter until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. Any vacancies may be filled, until the next annual meeting at which the term of such class expires, by a majority of the remaining Directors then in office. A Director may be removed only for cause and only upon a vote of the majority of the remaining Directors then in office.

(vi) Nominations of persons for election to the Board of Directors of the General Partner may be made at an annual meeting only (A) by or at the direction of the General Partner or the Board of Directors of the General Partner, or (B) by any Limited Partner who was a Record Holder of Outstanding Units at the time of giving notice provided for in this Agreement, who is entitled to vote at the meeting and who complies with the notice procedures set forth below; provided, however, that such nominations shall be subject to the requirement that the Board of Directors of the General Partner have and maintain at least three Directors meeting the independence and experience requirements as set forth most recently by any National Securities

Exchange on which any Units or other Partnership Securities are listed or quoted. For nominations by a Limited Partner pursuant to clause (B) above, the Limited Partner must have given timely notice thereof in writing to the General Partner. To be timely, a Limited Partner’s notice shall be delivered to the General Partner at the principal executive offices of the General Partner not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 135th calendar day, prior to the first anniversary of the preceding year’s annual meeting. The adjournment of an annual meeting shall not commence a new time period for the giving of a Limited Partner’s notice as described above. Such Limited Partner’s notice shall set forth (Y) as to each person whom the Limited Partner proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (Z) as to the Limited Partner giving the notice (1) the name and address of such Limited Partner, and (2) the class and number of Units which are owned by such Limited Partner. Other than as provided in Section 13.4(c)(v), only such persons who are nominated in accordance with the procedures set forth in this provision shall be eligible to serve as Directors. The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth above and to declare that such defective nomination shall be disregarded.

(vii) Notwithstanding any other provision of this Section 13.4(c), the General Partner and the members of the General Partner are authorized, and shall use their commercially reasonable best efforts, to take such action (including, without limitation, the removal and appointment of Directors) as shall be necessary or appropriate to cause, by April 7, 2003, a majority of the Board of Directors of the General Partner to consist of individuals other than individuals who are officers, directors, employees or agents of the General Partner or The Williams Companies, Inc. and thereafter to cause the composition of the Board of Directors of the General Partner to be so maintained; provided, however, that this provision shall not preclude the election of individuals who are Directors of the General Partner and who are not otherwise affiliated with the General Partner or The Williams Companies, Inc.; provided further, however, that this provision shall be in addition to and, in the case of a conflict, subject to the compliance with any rule or listing standard of a National Securities Exchange on which any Units or other Partnership Securities are listed or quoted.

(viii) This Section 13.4(c) shall not be deemed in any way to limit or impair the ability of the Board of Directors of the General Partner to adopt a “poison pill” or unitholder or other similar rights plan with respect to the Partnership, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.

(ix) The General Partner shall use its commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 13.4(c), including, without limitation, amending the limited liability company agreement of the General Partner.

(x) Except as set forth in Section 13.4(c)(iii) and Section 13.4(c)(xi), this Section 13.4(c) may not be amended except upon the prior approval of Limited Partners that hold two-thirds of the Outstanding Units.

(xi) Notwithstanding the foregoing provisions of this Section 13.4(c), if any of the Membership Interests (as defined in the General Partner’s limited liability company agreement) of the General Partner have been pledged as collateral to secure indebtedness and such collateral is transferred to the holders of such indebtedness as a result of a default with respect to such indebtedness, the provisions of this Section 13.4(c) shall be of no further force and effect and Section 13.4 shall be deemed automatically to read in its entirety as previously written in the 2002 Agreement in effect immediately prior to the effectiveness of the amendments to this Section 13.4 set forth in Amendment No. 2 to the 2002 Agreement, dated as of November 15, 2002, provided that this Section 13.4(c)(xi) shall not affect the applicability or enforceability of any other amendments to Section 13.4 that may be adopted after the date of such Amendment.

(xii) If the General Partner delegates to an existing or newly formed wholly-owned subsidiary the power and authority to manage and control the business and affairs of the Partnership Group, the foregoing provisions of this Section 13.4(c) shall be applicable with respect to the board of directors or other governing body of such subsidiary.

Section 13.5. Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6. Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

Section 13.7. Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8. Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present, either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9. Quorum.

The holders of a majority of the Outstanding Limited Partner Interests of the class or classes for which a meeting has been called (including Limited Partner Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Limited Partner Interests, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent a majority of the Outstanding Limited Partner Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Limited Partner Interests specified in this Agreement (including Limited Partner Interests deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Limited Partner Interests entitled to vote at such meeting (including Limited Partner Interests deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10. Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11. Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) are otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12. Voting and Other Rights.

(a) Only those Record Holders of the Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests.

(b) With respect to Limited Partner Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER

Section 14.1. Authority.

The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2. Procedure for Merger or Consolidation.

Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner, including Special Approval from the Conflicts Committee. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation and if Special Approval has been obtained, the General Partner shall approve the Merger Agreement, which shall set forth:

(a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c) The terms and conditions of the proposed merger or consolidation;

(d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

Section 14.3. Approval by Limited Partners of Merger or Consolidation.

(a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Limited Partner Interests or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any partner or member of the Operating Partnerships or cause the Partnership or the Operating Partnerships to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

Section 14.4. Certificate of Merger.

Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5. Effect of Merger.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1. Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

Section 15.2. Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.4. Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5. Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.6. Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7. Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

Section 15.8. Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.9. Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10. Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

GENERAL PARTNER:

Magellan GP, LLC

By:
Name:	Don R. Wellendorf
Title:	CEO & President

LIMITED PARTNERS:
All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

Magellan GP, LLC

By:
Name:	Don R. Wellendorf
Title:	CEO & President

EXHIBIT A

to the Fifth Amended and

Restated Agreement of Limited Partnership of

Magellan Midstream Partners, L.P.

Certificate Evidencing Common Units

Representing Limited Partner Interests in

Magellan Midstream Partners, L.P.

No.	Common Units

In accordance with Section 4.1 of the Fifth Amended and Restated Agreement of Limited Partnership of Magellan Midstream Partners, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at One Williams Center, Tulsa, Oklahoma 74172. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid far any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Magellan Midstream Partners, L.P.

Countersigned and Registered by:	By:	Magellan GP, LLC, its General Partner

By:
as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature		Secretary

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT –	as tenants by the entireties	Custodian
(Cust) (Minor)
JT TEN –	as joint tenants with right of	under Uniform Gifts/Transfers to CD
	survivorship and not as	Minors Act (State)
tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS

in

MAGELLAN MIDSTREAM PARTNERS, L.P.

IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES

DUE TO TAX SHELTER STATUS OF MAGELLAN MIDSTREAM PARTNERS, L.P.

You have acquired an interest in Magellan Midstream Partners, L.P., One Williams Center, Tulsa, Oklahoma 74172, whose taxpayer identification number is 73-1599053. The Internal Revenue Service has issued Magellan Midstream Partners, L.P. the following tax shelter registration number:

YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN MAGELLAN MIDSTREAM PARTNERS, L.P.

You must report the registration number as well as the name and taxpayer identification number of Magellan Midstream Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN MAGELLAN MIDSTREAM PARTNERS, L.P.

If you transfer your interest in Magellan Midstream Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person’s name, address and taxpayer identification number, (b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Magellan Midstream Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

FOR VALUE RECEIVED, hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name	(Please insert Social Security or other
and address of Assignee)	identifying number of Assignee)

                    Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                     as its attorney-in-fact with full power of substitution to transfer the same on the books of Magellan Midstream Partners, L.P.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED		(Signature) (Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Fifth Amended and Restated Agreement of Limited Partnership of Magellan Midstream Partners, L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Social Security or other identifying number of Assignee	Signature of Assignee

Purchase Price including commissions, if any	Name and Address of Assignee

Type of Entity (check one):

☐ Individual	☐ Partnership	☐ Corporation

☐ Trust	☐ Other (specify)

Nationality (check one):

☐ U.S. Citizen, Resident or Domestic Entity

☐ Foreign Corporation	☐ Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.	Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (Social Security Number) is .

3.	My home address is .

B.	Partnership, Corporation or Other Interestholder

1.	is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.	The interestholder’s U.S. employer identification number is .

3.	The interestholder’s office address and place of incorporation (if applicable) is

                                                                                                                                           .

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.